Exhibit T3C1

Execution Version

BOART LONGYEAR MANAGEMENT PTY LIMITED

as Issuer

10.00% Senior Secured Notes Due 2018

INDENTURE

Dated as of September 27, 2013

U.S. BANK NATIONAL ASSOCIATION

as Trustee and Collateral Agent

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SECTION 12.15.	Intercreditor Agreement Governs	107
SECTION 12.16.	Appointment of Agent for Service of Process	107

Rule 144A/Regulation S/IAI Appendix

Exhibit 1	Form of Security

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INDENTURE dated as of September 27, 2013, among Boart Longyear Management Pty Limited, a corporation incorporated under the laws of the Commonwealth of Australia (the “Issuer”), Boart Longyear Limited, a corporation incorporated under the laws of the Commonwealth of Australia (the “Parent”), each of the Subsidiary Guarantors named herein (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”, and together with the Parent, the “Guarantors”) and U.S. Bank National Association, as Trustee (as defined below) and as Collateral Agent (as defined herein).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuer’s Initial Securities and any Additional Securities (each as defined in the Rule 144A/Regulation S/IAI Appendix attached hereto; collectively, the “Securities”):

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01.        Definitions.

“Additional Assets” means (1) any property, plant or equipment or other long-term assets used or useful in a Related Business; (2) all or substantially all of the assets of a Related Business; (3) the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Parent or another Restricted Subsidiary; or (4) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (3) or (4) above is primarily engaged in a Related Business.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after October 1, 2018, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 4.04, Section 4.06 and Section 4.07 only, “Affiliate” shall also mean any beneficial owner of Equity Interests representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or of rights or warrants to purchase such Equity Interests (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“After-Acquired Property” means any property of the Issuer or any Pledging Guarantor acquired after the Issue Date that is intended to secure the Secured Notes Obligations pursuant to this Indenture and the Security Documents.

“Agreed Security Principles” means that no security interest in, or collateral security interest with respect to, any Equity Interests of one or more Non-U.S. Subsidiaries or any assets or properties of the Issuer or of any Pledging Guarantors located outside of the United States shall be required if any such security interest or collateral security interest in such asset or property: (A) would violate applicable law (including corporate benefit, financial assistance, fraudulent, preference, thin capitalization rules and similar laws or regulations which limit the ability to provide collateral security on local assets or properties), (B) would reasonably be expected to (i) result in a material adverse tax consequence to any Pledging Guarantor or any Subsidiary thereof, (ii) violate or conflict with any fiduciary duties of officers or directors of the Issuer of such Pledging Guarantor or (iii) result in a risk of personal or criminal liability of any officer or director of the Issuer or such Pledging Guarantor (in each case, it being understood and agreed that the Issuer and the Pledging Guarantors shall use their commercially reasonable efforts to avoid or mitigate such limitations, and any such limitation shall be no more than the minimum required by applicable law) or (C) in the reasonable determination of the Collateral Agent, would result in costs (including in the nature of stamp duties, notarization, registration or other costs) that are disproportionate to the benefit afforded thereby, or that cause such benefit to be otherwise unavailable in a practicable manner.

“AIFRS” means Australian equivalents of the International Financial Reporting Standards as in effect on the date of this Indenture.

“Applicable Premium” means, with respect to a Security at any redemption date, the excess of (A) the present value at such redemption date of all remaining required principal and scheduled interest payments due on such Security through October 1, 2018 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Parent or any Restricted Subsidiary, including any disposition by means of a merger, amalgamation, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)        any Equity Interests of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Parent or a Restricted Subsidiary);

(2)        all or substantially all the assets of any division or line of business of the Parent or any Restricted Subsidiary; or

(3)        any other assets of the Parent or any Restricted Subsidiary outside of the ordinary course of business of the Parent or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

(A)       a disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Restricted Subsidiary (other than the Swiss Guarantor);

(B)        for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04, and (y) a disposition of all or substantially all the assets of the Parent or the Issuer in accordance with Section 5.01;

(C)        a disposition of assets or Equity Interests with a Fair Market Value of less than $5.0 million;

(D)       dispositions of obsolete or worn-out assets no longer used or useful in the business as then being conducted;

(E)        trade-ins or exchanges of equipment or other fixed assets for other assets of equivalent value;

(F)        dispositions of past due accounts receivable or notes receivable in the ordinary course of business;

(G)       a disposition of cash or Temporary Cash Investments;

(H)       the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); and

(I)         dispositions by Parent or a Restricted Subsidiary to the Swiss Guarantor in respect of refunds, returns and warranties in the ordinary course.

“Asset Sale Offer” has the meaning set forth under Section 4.06.

“Asset Sale Proceeds Account” means one or more deposit accounts or securities accounts under the sole dominion and control of the Collateral Agent holding the proceeds of any sale or disposition of Notes Priority Collateral.

“Associate” has the meaning given to it in Section 128F(9) of the Income Tax Assessment Act 1936 (Commonwealth).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction)

of the obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Australian Security Agreement” means the General Security Deed dated as of September 27, 2013 among the Pledging Guarantors organized in Australia and the Collateral Agent (and any representative of Other Pari Passu Lien Obligations that may become a party thereto), as amended, modified, restated, supplemented or replaced from time to time, which is governed by the laws of Australia.

“Australian Withholding Tax” means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Income Tax Assessment Act 1936 (Commonwealth) or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Commonwealth).

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)        the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)        the sum of all such payments.

“Bank Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent under the Credit Agreement, together with its successors in such capacity.

“Bank Lenders” means the lenders or holders of Indebtedness issued under the Credit Agreement.

“Bankruptcy Law” means Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Australian Bankruptcy Act of 1966, Australian Corporations Act, in each case, as amended, or any similar federal, foreign, or state or provincial laws of the United States, Australia, Canada or Switzerland for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, or other similar body or Person performing a similar function or any duly authorized committee thereof.

“Borrowing Base” means, as of any date, an amount equal to the sum of (x) 85% of the book value of the accounts receivable and (y) 65% of the book value of the inventory, in each case of the Issuer and the Guarantors on a consolidated basis as of the end of the most recently completed fiscal quarter preceding such date for which internal financial statements are available.

“Business Day” means each day which is not a Legal Holiday.

“Canadian Security Agreement” means the Canadian Security and Pledge Agreement dated as of September 27, 2013 among the Pledging Guarantors organized in Canada or any province thereof and the Collateral Agent (and any representative of Other Pari Passu Lien Obligations that may become a party thereto), as amended, modified, restated, supplemented or replaced from time to time, which is governed by the laws of the Province of Ontario and the Federal Laws of Canada.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with AIFRS, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with AIFRS; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” means:

(1)        in the case of a corporation, corporate stock;

(2)        in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)        in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following events:

(1)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent;

(2)        the adoption of a plan relating to the liquidation or dissolution of the Parent or the Issuer;

(3)        the merger, consolidation or amalgamation of the Parent with or into another Person or the merger or amalgamation of another Person with or into the Parent, or the sale of all or substantially all the assets of the Parent (determined on a consolidated basis) to another Person other than any such transaction involving a merger, amalgamation or consolidation where (A) the outstanding Voting Stock of the Parent is converted into or exchanged for Voting Stock of the surviving or transferee corporation and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or

(4)        the Parent ceases to own beneficially or of record, all of the Capital Stock of the Issuer.

“Chilean Security Agreement” means the Prendas Sin Desplazamiento or Prendas Comerciales to be entered into within 90 days of the Issue Date among the Pledging Guarantors organized in Chile and the Collateral Agent (and any representative of Other Pari Passu Lien Obligations that may become a party thereto), as amended, modified, restated, supplemented or replaced from time to time, which is governed by the laws of Chile.

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg (or any successor hereto).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Secured Notes Obligations pursuant to the Security Documents.

“Collateral Agent” means U.S. Bank National Association, in its capacity as “Collateral Agent” under this Indenture, and any successor thereto in such capacity.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement with respect to commodity prices.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to October 1, 2018, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to October 1, 2018.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recently ended four consecutive fiscal quarter period for which financial statements are publicly available to (y) Consolidated Interest Expense for such four fiscal quarter period; provided, however, that:

(1)        if the Parent or any Restricted Subsidiary has Incurred any Indebtedness (other than Indebtedness incurred in the ordinary course of business for working capital purposes pursuant to a revolving credit facility) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)        if the Parent or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Parent or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)        if since the beginning of such period the Parent or any Restricted Subsidiary shall have made any Asset Disposition (including, for purposes of this clause (3), discontinued operations as determined in accordance with AIFRS), EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)        if since the beginning of such period the Parent or any Restricted Subsidiary (by merger, amalgamation or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period;

(5)        pro forma calculations under clauses (3) and (4) above may include any pro forma expense and cost reductions that (i) would be permitted pursuant to Article IX of Regulation S-X or (ii) have been realized or for which steps necessary for realization have been taken or are reasonably expected to be taken within 12 months; provided that such adjustments are set forth in an officer’s certificate signed by the Parent’s chief financial officer that states (A) the amount of such adjustment or adjustments and (B) that such adjustment or adjustments are based on the reasonable and good faith belief of such officer at the time of the execution; and

(6)        if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Parent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Parent and its consolidated Restricted Subsidiaries in accordance with AIFRS for such period, plus, to the extent not included in such total interest expense, and to the extent incurred by the Parent or its Restricted Subsidiaries, without duplication:

(1)        interest expense attributable to Capital Lease Obligations;

(2)        amortization of debt discount and debt issuance cost;

(3)        capitalized interest;

(4)        non-cash interest expense;

(5)        commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)        net payments pursuant to Hedging Obligations (or minus net payments received);

(7)        dividends accrued in respect of all Disqualified Stock of the Parent and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Issuer or a Wholly Owned Subsidiary (other than dividends payable solely in Equity Interests (other than Disqualified Stock) of the Parent); provided, however, that such dividends will be multiplied by a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the Issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by a responsible financial or accounting Officer of the Parent in good faith);

(8)        interest incurred in connection with Investments in discontinued operations;

(9)        interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Parent or any Restricted Subsidiary; and

(10)      the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of the Parent and its consolidated Subsidiaries in accordance with AIFRS for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(1)        any net income of any Person (other than the Parent) if such Person is not a Restricted Subsidiary, except that:

(A)        subject to the exclusion contained in clause (4) below, the Parent’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B)        the Parent’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)        any net income (or loss) of any Person acquired by the Parent or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3)        any net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally and irrevocably waived, except that:

(A)        subject to the exclusion contained in clause (4) below, the Parent’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that actually was distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)        the Parent’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4)        any gain (or loss) realized upon the sale or other disposition of any assets of the Parent, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Equity Interests of any Person;

(5)        extraordinary gains or losses;

(6)        the effect of any non-cash impairment charge affecting goodwill or intangibles or a reversal of any such impairment charge;

(7)        the cumulative effect of a change in accounting principles; and

(8)        any net after-tax gain (or loss) attributable to the early extinguishment or conversion of Indebtedness, in each case, for such period. Notwithstanding the foregoing, for the purposes of the Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Parent or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

“Consolidated Tangible Assets” means, as of the date of determination, the consolidated assets of the Parent and its Restricted Subsidiaries less the sum of all future tax benefits,

patents, trade mark, goodwill and other assets which in accordance with AIFRS are regarded as intangible assets.

“Consolidated Total Debt Ratio” means, as of any date of determination (for purposes of this definition, the “Calculation Date”), the ratio of (1)(x) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries as of such date (after giving effect to any incurrence or repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness on such date) minus (y) the amount of unrestricted cash and Temporary Cash Investments that would be stated on the balance sheet of the Parent and its Restricted Subsidiaries and held by the Parent and the Restricted Subsidiaries as of such date of determination to (2) the EBITDA of Parent and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, in each case, with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (1) the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with AIFRS, consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments and (2) the aggregate amount of all outstanding Disqualified Stock of Parent and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with AIFRS. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Parent.

“Covenant Suspension Event” means, during any period of time following the issuance of the Securities, that (i) the Securities are rated Investment Grade by both of the Rating Agencies (and reports from the Rating Agencies confirming such ratings have been delivered by the Parent to the Trustee), and (ii) no Default or Event of Default has occurred and is then continuing under this Indenture.

“Credit Agreement” means the Credit Agreement, dated as of July 29, 2011, among Boart Longyear Management Pty Limited, Longyear Canada, ULC, and Boart Longyear Canada, as borrowers, Boart Longyear Limited and the other guarantors named therein, the lenders named therein, and Bank of America, N.A., as agent, swing line lender and L/C issuer, as amended by a Fifth Amendment to Credit Agreement dated as of September 11, 2013, as amended by an amendment to such Fifth Amendment dated as of September 27, 2013 and by all prior amendments thereto, as may be further amended, restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereunder.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or the issuance and sale of securities, in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereunder.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement with respect to currency exchange rates or values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Accounts” has the meaning assigned to such term in the Uniform Commercial Code or the PPSA (Canada) or the meaning given to “ADI Account” in the PPSA (Australia).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Equity Interests which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)        matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)        is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)        is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interests upon the occurrence of an “asset disposition” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

(1)        the “asset disposition” or “change of control” provisions applicable to such Equity Interests are not more favorable in any material respect to the holders of such Equity Interests than the terms applicable to the Securities and described in Section 4.06 and Section 4.09; and

(2)        any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“DTC” means The Depository Trust Company, its nominees, successors and assigns.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)        all income tax expense of the Parent and its consolidated Restricted Subsidiaries;

(2)        Consolidated Interest Expense;

(3)        depreciation and amortization expense of the Parent and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);

(4)        the amount of any restructuring charges and reserves; and

(5)        all other non-cash charges of the Parent and its consolidated Restricted Subsidiaries, including any non-cash charges arising from any Interest Rate Agreement or

Currency Agreement or otherwise with respect to fluctuations in currency values or with respect to the issuance, exercise, cancellation or appreciation of options and other grants in connection with Equity Interests, but excluding, in each case, any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period, less all non-cash items of income of the Parent and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Parent and its consolidated Restricted Subsidiaries in the ordinary course of business);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained) and is not prohibited by the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a public or private sale of Equity Interests (other than Disqualified Stock) of the Parent to any Person other than to a Restricted Subsidiary of the Parent or (except in the case of an underwritten widely distributed offering) an Affiliate of the Parent, the Net Cash Proceeds of which are contributed to the common capital of the Issuer.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System (or any successor thereto).

“Excess Proceeds” has the meaning set forth under Section 4.06.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) the collective reference to (i) (x) real properties with a cost or book value (whichever is greater) less than or equal to $4.0 million that are owned by the Guarantors organized under the laws of Canada or any province thereof as of the Issue Date and (y) other owned real properties with a cost or book value (whichever is greater) less than or equal to $5.0 million that are owned on, or acquired after, the Issue Date by the Issuer or any Pledging Guarantor; (ii) Excluded Deposit Accounts of the Issuer or any Pledging Guarantor; (iii) any leasehold interest in real property; (iv) Excluded Equity Interests held by the Issuer or any Pledging Guarantor; (v) Equipment (as defined in the Uniform Commercial Code, PPSA (Canada) and/or “goods” as defined in the PPSA (Australia)) owned by the Issuer and any Pledging Guarantor on the Issue Date or thereafter acquired that is subject to a Lien securing Purchase Money Indebtedness or Capital Lease Obligation permitted to be incurred pursuant to this Indenture, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Indebtedness or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction, PPSA (Australia), and/or PPSA (Canada) (or any successor provisions) or any other applicable law (including Title 11 of the United States Code) or principles of equity and other than any receivables and proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code of any relevant jurisdiction, PPSA (Australia), and/or PPSA (Canada) (or any successor provisions) or other applicable law notwithstanding such term); (vi) unless required pursuant to the terms of the Security Documents, real and personal property located in the Province of Quebec, Canada; (vii) any property as to which the Collateral Agent and the Issuer reasonably determine in writing that the costs of obtaining a security interest in any specifically identified assets or category of assets (or perfecting the same) are excessive in relation to the benefit to the Noteholder Secured Parties of the security afforded thereby (subject to the Agreed Security Principles); (viii) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted in the Security Documents and deemed included in the Collateral; and (ix) any right, title or interest in any permit, lease, license, contract or agreement held by the Issuer or any Pledging Guarantor or to which the Issuer or any Pledging Guarantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such permit, lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under or results in the termination of or gives rise to a right on the part of the parties thereto other than the Parent and its Subsidiaries to terminate, such permit, lease, license, contract or agreement held by the Issuer or such Pledging Guarantor or to which the Issuer or such Pledging Guarantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction, the PPSA (Australia) or the PPSA (Canada) (or any successor provisions) or any other applicable law (including Title 11 of the United States Code) or principles of equity and other than any receivables and proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code of any relevant jurisdiction, the PPSA (Australia) or the PPSA (Canada) (or any successor provisions) or other applicable law notwithstanding such term); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, such right, title or interest in such permit, lease, license, contract or agreement shall cease to be an “Excluded Asset;” provided, however, that Excluded Assets will not include (a) any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (ix) (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (i) through (ix)) or (b) any asset which secures any of the Lenders Debt Obligations or (b) otherwise has the meaning assigned to such term in the applicable Security Documents.

“Excluded Deposit Accounts” means (i) Deposit Accounts the balance of which consists exclusively of (A) withheld income taxes, employment taxes or payroll taxes in such amounts as are required in the reasonable judgment of the Issuer or the Pledging Guarantors to be paid to the applicable governmental agencies with respect to current or former employees of any one or more of the Issuer or the Pledging Guarantors and (B) amounts required by applicable law to be paid over to an employee benefit plan or similar employee benefit arrangement on behalf of or for the benefit of employees of one or more of the Issuer or the Pledging Guarantors, (ii) all segregated Deposit Accounts constituting taxes accounts and payroll accounts, (iii) any Deposit Accounts the maximum aggregate daily balance of which does not exceed $500,000 (for any individual account) and $2.5 million (for all such Deposit Accounts excluded pursuant to this clause (iii)); provided that amounts held in any Deposit Account that are automatically swept on a daily basis into another Deposit Account that is subject to a deposit account control agreement in favor of the Collateral Agent or, prior to the Discharge of the Bank Obligations, the Bank Collateral Agent (acting as bailee for the Collateral Agent pursuant to the Intercreditor Agreement) shall not be included in calculating such maximum aggregate daily balance, and (iv) any Deposit Account containing solely fiduciary funds held in trust for the benefit of third parties (other than the Issuer or any Pledging Guarantor or any of their respective Subsidiaries).

“Excluded Equity Interests” means the Capital Stock or other Equity Interests of any joint venture, to the extent a pledge of such Capital Stock or other Equity Interests is prohibited by the organization documents or agreements with the other equity holders (other than if the Parent or any of its Subsidiaries are the other equity holders) of such joint venture.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith (1) in the case of amounts less than $10 million, by a responsible financial or accounting Officer of the Parent, and (ii) in the case of amounts equal to or greater than $10 million, by the Board of Directors of the Parent, whose determination will be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that for purposes of Section 4.04(a)(3)(B), if the Fair Market Value of the property or assets in question is so determined to be in excess of $25.0 million, such determination must be confirmed by an Independent Qualified Party. For purposes of determining the Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person’s property and assets, exclusive of goodwill or any similar intangible asset.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)       to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)       entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture, pursuant to which a Subsidiary Guarantor or the Parent, as applicable, guarantees the Issuer’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Guarantor” means the Parent and each Subsidiary Guarantor.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the registrar’s books.

“Incur” means issue, assume, create, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(1)           amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)           the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness; and

(3)	unrealized losses or charges in respect of Hedging Obligations.

will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1)           the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)           all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accrued expenses or accounts payable or other liability to trade creditors arising and paid in the ordinary course of business);

(4)           all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)           the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6)           all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)           all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)           to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Parent or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Parent.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the Bank Collateral Agent, the Collateral Agent, the Issuer and each Pledging Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. If the Parent or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Parent or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Parent or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04:

(1)           “Investment” shall include the portion (proportionate to the Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Parent’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means, with respect to Moody’s, a rating of Baa3 or better or, with respect to S&P, a rating of BBB- or better (or, if either such entity ceases to rate the Securities,

the equivalent investment grade credit rating from any other Rating Agency selected by the Parent).

“Issue Date” means September 27, 2013.

“Junior Indebtedness” means, with respect to the Securities and Guarantees, Indebtedness that is either unsecured or constitutes a Subordinated Obligation.

“Junior Lien Priority” means, relative to specified Indebtedness, having a Lien junior in priority on specified Collateral to that of the Noteholder Secured Parties and either subject to the Intercreditor Agreement on a basis that is no more favorable than the provisions applicable to the holders of Lenders Debt (in the case of Notes Priority Collateral) or subject to intercreditor agreements providing holders of such specified Indebtedness with a Lien junior in priority on the specified Collateral to that of the Noteholder Secured Parties on at least the same basis as the holders of Lenders Debt (in the case of the Notes Priority Collateral) pursuant to the Intercreditor Agreement as to the specified Collateral.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lenders Debt” means, without duplication, (i) the portion of (x) Indebtedness outstanding from time to time under the Credit Agreement and (y) Lenders Debt Obligations, in each case, that is secured by Collateral, (ii) any Indebtedness which has a first-priority security interest in the Lenders Debt Collateral (subject to Permitted Liens), and (iii) all obligations under Treasury Management Agreements and Hedging Obligations incurred with any Bank Lender (or their affiliates).

“Lenders Debt Asset Sale Offer” has the meaning set forth under Section 4.06.

“Lenders Debt Collateral” has the meaning assigned to the term “Bank Priority Collateral” in the Intercreditor Agreement.

“Lenders Debt Excess Proceeds” has the meaning set forth under Section 4.06.

“Lenders Debt Obligations” means the unpaid principal of and interest on all loans, letters of credit, and all other obligations and liabilities of the Issuer or any guarantor thereunder to the administrative agent, the issuing bank or any lender thereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and the letters of credit issued thereunder and whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the administrative agent or any lender thereunder that are required to be paid pursuant to the Credit Agreement and including interest accruing after the maturity of the loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Issuer or any guarantor thereunder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.

“Lenders Debt Secured Parties” means each of (i) the Bank Collateral Agent on behalf of itself and the holders of Lenders Debt and lenders or their affiliates counterparty to related Hedging Obligations and obligations under Treasury Management Agreements and (ii) each other holder of Lenders Debt, in each case secured by the Lenders Debt Collateral.

“Lien” means any mortgage, pledge, security interest, encumbrance, hypothec, lien (statutory or otherwise), hypothecation, security interest, preference, priority, encumbrance or charge of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or lease in the nature thereof), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, the PPSA (Australia), the PPSA (Canada) (or equivalent statutes) of any jurisdiction.

“Material Real Property” means (x) real properties with a cost or book value (whichever is greater) greater than $4.0 million that are owned by the Guarantors organized under the laws of Canada or any province thereof as of the Issue Date and (y) owned real properties with a cost or book value (whichever is greater) greater than $5.0 million that are acquired after the Issue Date by the Issuer or any Pledging Guarantor.

“Moody’s” means Moody’s Investors Service, Inc. or any subsidiary thereof.

“Mortgages” means one or more fee mortgages, debentures, deeds of trust or deeds that secure the Secured Notes Obligations.

“Mortgaged Property” shall have the meaning assigned to such term in the Mortgages.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)           all legal, accounting, title, recording tax and other fees, costs, expenses and commissions incurred, and all Federal, state, provincial, foreign and local taxes paid or payable or required to be accrued as a liability under AIFRS, as a consequence of such Asset Disposition;

(2)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition (other than as required by clause (1) of the third paragraph of Section 4.06(a) and the second paragraph of Section 4.06(b);

(3)           all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)           the deduction of appropriate amounts provided by the seller as a reserve, in accordance with AIFRS, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Parent or any Restricted Subsidiary after such Asset Disposition; and

(5)           any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Parent or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Equity Interests or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ or other investment banking fees, discounts or commissions and brokerage, consultant and other fees, costs and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Subsidiary” means any Subsidiary of the Parent other than a U.S. Subsidiary.

“Noteholder Secured Parties” means the Trustee, Collateral Agent, each Holder, and each other holder of, or obligee in respect of, any Secured Notes Obligations at such time.

“Notes Documents” means, collectively, this Indenture, the Securities, the Security Documents and Intercreditor Agreement.

“Notes Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, interest (including any interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, premiums, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, premiums, fees, indemnifications, reimbursements, damages and other liabilities, payable pursuant to the documentation governing such Indebtedness.

“Offering Circular” means the Preliminary Offering Memorandum dated September 11, 2013 pursuant to which the Securities issued on the Issue Date were offered to investors.

“Officer” means the Chief Executive Officer, Chief Financial Officer, any director, any Senior Vice President or Vice President, the Treasurer, the General Counsel or the Secretary of the Parent or the Issuer, as appropriate.

“Officers’ Certificate” means a certificate signed by two Officers.

“Offshore Associate” means an Associate:

(1)           which is a non-resident of Australia and does not become a registered holder of a Security or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(2)           which is a resident of Australia and which becomes a registered holder or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country;

and which does not become a registered holder of a Security and receive payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Parent, any Subsidiary of the Parent or the Trustee.

“Other Pari Passu Lien Obligations” means (1) any Additional Securities, (2) any other Indebtedness having Pari Passu Lien Priority relative to the Securities with respect to the Notes Priority Collateral, either Junior Lien Priority or no Lien with respect to the Lenders Debt Collateral which may (a) contain terms and covenants that are, in the reasonable opinion of the Issuer, less restrictive to the Issuer and the Restricted Subsidiaries than the terms and covenants under the Securities; provided that such Indebtedness has Pari Passu Lien Priority relative to the Securities; and (b) contain terms and covenants that are more restrictive to the Issuer and its Restricted Subsidiaries than the terms and covenants under the Securities so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the Securities and this Indenture are amended to contain any such more restrictive terms and covenants; provided further, that (i) such Indebtedness shall have a Stated Maturity date that is the same as or later than that of the Securities; (ii) the holders of such Indebtedness (or their authorized representative) shall have executed and delivered a joinder to the applicable Security Documents in the form attached thereto agreeing to be bound thereby; and (iii) the Parent has designated such Debt as “Other Pari Passu Lien Obligations” under the applicable Security Documents, and (3) any Indebtedness that refinances or refunds (or successive refinancings and refundings) any Securities or Additional Securities and all obligations with respect to such Indebtedness.

“Parent” means Boart Longyear Limited (ABN 49 123 052 728), a corporation duly incorporated and existing under the laws of the Commonwealth of Australia and the parent of the Issuer.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Permitted Investment” means an Investment by the Parent or any Restricted Subsidiary in:

(1)           the Parent or a Restricted Subsidiary; provided that Parent will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Investment in the form of Notes Priority Collateral, accounts receivable or inventory in the Swiss Guarantor;

(2)           another Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that such Person’s primary business is a Related Business;

(3)           another Person if, as a result of such Investment, such other Person is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Restricted Subsidiary; provided that such Person’s primary business is a Related Business;

(4)           cash and Temporary Cash Investments;

(5)           receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(6)           commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(7)           loans or advances to employees made in the ordinary course of business consistent with past practices of the Parent or such Restricted Subsidiary in an aggregate principal amount not to exceed $5 million at any one time outstanding;

(8)           Investments received in compromise or settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary, in compromise or settlement of litigation, arbitration or other disputes with Persons who are not Affiliates, or in satisfaction of judgments;

(9)           any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;

(10)         any Person where such Investment was acquired by the Parent or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11)         any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Parent or any Restricted Subsidiary;

(12)         any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

(13)         any acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(14)         Guarantees of Indebtedness otherwise permitted to be Incurred under Section 4.03;

(15)         any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(16)         additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries), when taken together with all other Investments made pursuant to this clause (16) and outstanding on the date such Investment is made, do not exceed the greater of (i) $50 million or (ii) 5% of Consolidated Tangible Assets; or

(17)         advances, loans and other extensions of credit to customers (including under installment sale arrangements) in connection with the sale of products in the ordinary course of business in an aggregate amount outstanding at any time do not to exceed the greater of (i) $25 million or (ii) 2% of Consolidated Tangible Assets.

“Permitted Liens” means, with respect to any Person:

(1)           pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure, surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)           Liens for taxes, assessments and other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as is required in conformity with AIFRS has been made therefor;

(4)           Liens or deposits to secure the performance of statutory or regulatory obligations or of surety, appeal, indemnity or performance bonds, warranty and contractual requirements, other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Persons in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)           Liens securing Indebtedness Incurred under Section 4.03(b)(11) to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)           Liens to secure Permitted Indebtedness Incurred under Section 4.03(b)(1); provided that (1) any such Liens on Notes Priority Collateral shall rank junior in priority to the Liens on the Notes Priority Collateral securing the Securities and (2) the holder of such Lien either (x) is subject to an intercreditor agreement with terms no more favorable to the holders of such junior Liens than the terms of the Intercreditor Agreement are to the Lenders Debt Secured Parties or (y) is or agrees to become bound by the terms of the Intercreditor Agreement on the same basis as the Lenders Debt Secured Parties;

(8)           Liens existing on the Issue Date;

(9)           Liens on property or Equity Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)         Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger, amalgamation or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)         Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(12)          Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(13)         leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14)         Liens arising from Uniform Commercial Code, PPSA (Australia), PPSA (Canada) and similar financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(16)         Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8), (9), (10) or (12); provided, however, that:

(A)         such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)          the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8), (9), (10) or (12) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(17)         Liens on equipment of the Parent or any Restricted Subsidiary granted in the ordinary course of business to clients on or about the premises of which such equipment is located;

(18)         judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(19)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(20)        Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and that are within the general parameters customary in the banking industry;

(21)        Liens securing Treasury Management Agreements entered into in the ordinary course of business;

(22)        Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(23)       other Liens securing obligations that do not exceed $35.0 million at any one time outstanding; provided that if such Liens attach to Collateral, such Liens have Pari Passu Lien Priority relative to the Securities; and

(24)        Liens on the Notes Priority Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Notes Priority Collateral.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Peruvian Security Agreement” means the Contrato de Garantia Mobiliaria to be entered into within 90 days of the Issue Date among the Pledging Guarantors organized in Peru and the Collateral Agent (and any representative of Other Pari Passu Lien Obligations that may become a party thereto), as amended, modified, restated, supplemented or replaced from time to time, which is governed by the laws of Peru.

“Pledging Guarantors” shall mean all of the Guarantors other than the Swiss Guarantor.

“Pledgor” means each of the Issuer and the Pledging Guarantors.

“PPSA (Australia)” means the Personal Property Securities Act 2009 (Cwlth.), as amended from time to time.

“PPSA (Canada)” means the Personal Property Security Act (Ontario), as amended from time to time, provided that, if perfection or the effect of perfection or nonperfection or the priority of any Lien created by the Security Documents is governed by a Personal Property Security Act as in effect in a province or territory in Canada other than the Province of Ontario or the Province of Québec, “PPSA (Canada)” means the Personal Property Security Act as in effect from time to time in such other province or territory, as applicable.

“Preferred Stock,” as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Parent or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

“Quotation Agent” means the Reference Treasury Dealer.

“Rating Agency” means each of Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent (as certified by a resolution of the Board of Directors of the Parent) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Parent that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Parent or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)           such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)            such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)            such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4)            if the Indebtedness being Refinanced is Subordinated Obligations, has Junior Lien Priority or Pari Passu Lien Priority with the Securities or a Guarantee, or is pari passu as to payment with the Securities or a Guarantee, such Refinancing Indebtedness is Subordinated Obligations, has Junior Lien Priority or Pari Passu Lien Priority with the Securities or a Guarantee, or is pari passu as to payment with the Securities or a Guarantee, as the case may be, at least to the same extent as the Indebtedness being Refinanced;

provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary of the Parent that is not the Issuer or a Guarantor that Refinances Indebtedness of the Issuer or a Guarantor or (B) Indebtedness of the Parent or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any business in which the Parent or any of its Restricted Subsidiaries was engaged on the Issue Date and any business or activity related, ancillary or complementary to such business.

“Replacement Assets” means (1) any properties or assets used or useful in a Related Business, (2) substantially all the assets of a Related Business or (3) a majority of the Voting Stock of any Person engaged in a Related Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Restricted Payment” with respect to any Person means:

(1)            the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger, amalgamation or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), (B) dividends or distributions payable solely to the Parent or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)            the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Parent held by any Person (other than by a Restricted Subsidiary) or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Parent (other than by a Restricted Subsidiary), including in connection with any merger, amalgamation or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Parent that are not Disqualified Stock);

(3)            the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Junior Indebtedness of the Parent or any Guarantor (other than (A) from the Parent or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Junior Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)            the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary.

“Reversion Date” means, during any period of time during which the Issuer and the Restricted Subsidiaries are not subject to the covenants listed in Section 4.16 (the “Suspended Covenants”) as a result of a Covenant Suspension Event, the date on which one or both of the Rating Agencies withdraws its Investment Grade rating or downgrades the rating assigned to the Securities below an Investment Grade rating or a Default occurs and is continuing, and after which date the Issuer and the Restricted Subsidiaries will again be subject to the Suspended Covenants with respect to events occurring after the Reversion Date.

“S&P” means Standard & Poor’s Ratings Group.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Parent or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Parent or a Restricted Subsidiary whereby the Parent or a Restricted Subsidiary transfers such property to a Person and the Parent or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Notes Obligations” means all Obligations of (i) the Issuer and the Guarantors under the Securities, the Guarantees and this Indenture and (ii) the Issuer and the Pledging Guarantors under the Security Documents.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreements” means the U.S. Security Agreement, the Canadian Security Agreement, the Australian Security Agreement, the Chilean Security Agreement and the Peruvian Security Agreement.

“Security Documents” means the Security Agreements, pledge agreements, mortgages, debentures, deeds of trust, deeds to secure debt, collateral assignments, hypothecs, control agreements and related agreements (including, without limitation, financing statements under the Uniform Commercial Code, the PPSA (Australia) or PPSA (Canada)), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating or perfecting the security interests in the Collateral as contemplated by this Indenture or the Security Documents, and also includes the Intercreditor Agreement.

“Senior Indebtedness” means with respect to any Person:

(1)          Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)          all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)           any obligation of such Person to the Parent or any Subsidiary of Parent;

(2)           any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)           any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)            any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5)            that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture;

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. As of the date of this Indenture, the following Subsidiaries are Significant Subsidiaries: Boart Longyear Australia Pty Limited, Boart Longyear Canada, Boart Longyear Company and Longyear TM, Inc.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person:

(1)            any corporation, association, limited liability company, trust or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination hereof); and

(2)            any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the Securities pursuant to this Indenture, including any Guarantee Agreement.

“Subsidiary Guarantor” means each Restricted Subsidiary (other than the Issuer) that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Parent that thereafter guarantees the Securities pursuant to the terms of this Indenture.

“Temporary Cash Investments” means any of the following:

(1)            U.S. Dollars, Australian Dollars, pounds sterling or euros;

(2)            any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(3)            investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or reasonably equivalent ratings of another internationally recognized ratings agency or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with a bank meeting the qualifications described in clause (2) above;

(5)            investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P’s Ratings Group (or reasonably equivalent ratings of another internationally recognized ratings agency);

(6)            investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P’s Ratings Group or “A” by Moody’s;

(7)            investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(8)            in the case of Investments by any Restricted Subsidiary that is a Non-U.S. Subsidiary, (x) such local currencies in those countries in which such Non-U.S. Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (7) customarily utilized in countries in which such Non-U.S. Subsidiary operates for short-term cash management purposes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Treasury Management Agreements” means any and all agreements governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox and account reconciliation, cash pooling and reporting and trade finance services.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means U.S. Bank National Association, as trustee hereunder and the other Notes Documents and as an “Authorized Representative” under the Security Documents, until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code of the State of New York, except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Unrestricted Subsidiary” means:

(1)         any Subsidiary of the Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and

(2)         any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Parent may designate any Subsidiary of the Parent (other than the Issuer), including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, the Parent or any other Subsidiary of the Parent that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Parent could Incur $1.00 of additional Indebtedness under Section 4.03(a)

and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.03, whenever it is necessary to determine whether the Parent or the Issuer has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer’s option.

“U.S. Subsidiary” means a Subsidiary of the Parent that is organized or formed under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Security Agreement” means the New York law governed Security and Pledge Agreement dated as of September 27, 2013 among the Issuer, the Pledging Guarantors and the Collateral Agent (and any representative of Other Pari Passu Lien Obligations that may become a party thereto), as amended, modified, restated, supplemented or replaced from time to time.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Equity Interests of which are owned by the Parent or one or more other Wholly Owned Subsidiaries (other than directors’ qualifying shares and shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law; provided that such Restricted Subsidiary is directly or indirectly controlled by the Parent).

“7% Senior Notes” means, collectively, the Issuer’s 7% senior notes due 2021.

“7% Senior Notes Indenture” means that certain indenture dated as of March 28, 2011, among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee.

SECTION 1.02.         Other Definitions.

Defined in
Term	Section
“Additional Amounts”	4.15(b)
“Affiliate Transaction”	4.07(a)
“Appendix”	2.01
“ASX”	4.02(c)
“Available Amount”	10.03(b)
“Change of Control Offer”	4.09
“covenant defeasance option”	8.01(b)
“Coverage Indebtedness”	4.03(a)
“Custodian”	7.07
“Depositary”	Appendix
“Event of Default”	6.01
“Global Securities”	Appendix
“Guaranteed Obligations”	10.01
“Initial Lien”	4.10
“Issuer”	Preamble
“legal defeasance option”	8.01(b)
“Paying Agent”	2.03
“Permitted Indebtedness”	4.03(b)
“Parent”	Preamble
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.15(a)
“Restricted Obligation”	10.03
“Securities”	Preamble
“Swiss Guarantor”	10.03
“Swiss Withholding Tax”	10.03(d)(5)
“Swiss Withholding Tax Act”	10.03(d)(5)
“Successor Issuer”	5.01(b)(1)
“Successor Guarantor”	5.01(c)(1)
“Successor Parent”	5.01(a)(1)
“Suspension Period”	4.16
“Taxes”	4.15(a)

SECTION 1.03.         Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The Issuer shall not be required to comply with TIA § 314. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Guarantees;

“indenture security holder” means a Securityholder or Holder;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Indenture securities means the Issuer, each Guarantor and any other obligor on the Indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with AIFRS;

(3)         “or” is not exclusive;

(4)         “including” means including without limitation;

(5)         words in the singular include the plural and words in the plural include the singular;

(6)         unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)         secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)         the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with AIFRS;

(9)         the amount of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock; and

(10)        all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified.

ARTICLE 2

The Securities

SECTION 2.01.         Form and Dating. Provisions relating to the Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix are part of the terms of this Indenture.

SECTION 2.02.         Execution and Authentication. Two Officers shall sign the Securities by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $300,000,000 of 10.00% Senior Secured Notes due 2018 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuer signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.          Registrar and Paying Agent. The Issuer shall maintain an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange.

The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Issuer initially appoints DTC to act as Depository with respect to the Global Securities.

SECTION 2.04.         Paying Agent To Hold Money in Trust. The Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent holds (as of 1:00 p.m., New York City time, on the due date) money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal and premium, if any, and interest, if any, then due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.         Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.         Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07.         Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond that is sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Issuer.

SECTION 2.08.         Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.         Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.         Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.         Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in the Securities and Section 4.01. The Issuer may pay the defaulted interest at the rate provided in the Securities and Section 4.01 to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.         CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13.         Issuance of Additional Securities. After the Issue Date, the Issuer shall be entitled, subject to compliance with Sections 4.03 and 4.10, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture, the Security Documents and the Intercreditor Agreement including waivers, amendments, redemptions and offers to purchase. With respect to any Additional Securities, the Issuer shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)         the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provisions of Sections 4.03 and 4.10 that the Issuer is relying on to issue such Additional Securities; and

(2)         the issue price and the issue date, and the CUSIP number of such Additional Securities, if any; provided, however, that if Additional Securities are issued with the same CUSIP number as any other Securities previously issued under this Indenture, then such Additional Securities shall be issued at a price that would not prevent such Additional Securities from being treated as fungible with such previously-issued Securities for U.S. federal income tax purposes.

SECTION 2.14.         Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (in this paragraph, the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

ARTICLE 3

Redemption

SECTION 3.01.         Notices to Trustee. If the Issuer elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall furnish to the Trustee, at least 30 days before the redemption date unless the Trustee consents to a shorter period, an Officers’ Certificate setting forth the redemption date, the principal amount of Securities to be redeemed and the provision of the Securities pursuant to which the redemption will occur.

SECTION 3.02.         Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (and in a manner that complies with applicable legal requirements). The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.         Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall cause notice of redemption to be mailed by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8.

The notice shall identify the Securities to be redeemed and shall state:

(1)         the redemption date;

(2)         the redemption price;

(3)         the name and address of the Paying Agent;

(4)         that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)         if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)         that, unless the Issuer defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)         the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8)         that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03, at least 40 days (unless a shorter time shall also be acceptable to the Trustee) prior to the redemption date.

Any redemption and notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

SECTION 3.04.         Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date, subject to the satisfaction of the conditions precedent, if any, set forth in the notice of redemption, and at the redemption price stated in the notice. Following the satisfaction of the conditions precedent, if any, set forth in the notice of redemption, upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.         Deposit of Redemption Price. Prior to the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancellation.

SECTION 3.06.         Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

Covenants

SECTION 4.01.         Payment of Securities. The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture (as of 1:00

p.m., New York City time, on the due date) money sufficient to pay all principal and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.         Reports. The Parent shall provide to the Trustee and each Holder of the Securities or shall provide to the Trustee for forwarding to each Holder of the Securities upon request, without cost to such Holder of the Securities:

(a)          as soon as available after the end of each fiscal year (and, in any event, within 120 days after the close of such fiscal year), annual reports in English, including financial statements (containing a consolidated statement of financial position as of the end of such fiscal year and immediately preceding fiscal year and consolidated statements of comprehensive income, changes in equity and cash flows for such fiscal year and the immediately preceding fiscal year) with a report thereon by an internationally recognized independent firm of chartered accountants,

(b)          as soon as available (and, in any event, within 60 days after the close of the first six months in each fiscal year) interim semiannual reports in English, containing a condensed consolidated statement of financial position as of the end of each interim period covered thereby and as of the end of the immediately preceding fiscal year and condensed consolidated statements of comprehensive income and cash flows for each interim period covered thereby and for the comparable period of the immediately preceding fiscal year, and

(c)          whether or not the Parent has equity listed on the Australian Stock Exchange (“ASX”), any other documents filed, furnished or otherwise provided or that would be required to be provided to the ASX pursuant to the continuous reporting requirements under Australian securities laws and regulations and ASX rules if the Parent had equity listed on the ASX.

The Parent need not provide those annual or interim reports to the Trustee and each Holder of the Securities if and to the extent that the Parent (a) files or furnishes those reports with the ASX and those reports are publicly available on the ASX website within the time periods referred to in clauses (i) and (ii) above and (b) notifies the Trustee that such reports have been so filed or furnished and are publicly available.

In the event that the Parent is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Parent shall also, for so long as any Securities remain “restricted securities” under Rule 144(a)(3) under the Securities Act, furnish or cause to be furnished to the holders of the Securities, beneficial owners of the Securities, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03.         Limitation on Indebtedness.

(a)          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Parent, the Issuer and any Restricted Subsidiary will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this Section 4.03(a) being herein referred to as “Coverage Indebtedness”).

(b)          Notwithstanding the foregoing Section 4.03(a), the Parent and its Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this clause (b) being herein referred to as “Permitted Indebtedness”):

(1)         Indebtedness Incurred pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (i) $140.0 million, less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.06(b)(1) and (ii) the Borrowing Base as of the date of such Incurrence;

(2)         Indebtedness owed to and held by the Parent and/or any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Parent or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Issuer is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all its obligations with respect to the Securities and (C) if a Guarantor is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Guarantee;

(3)         the Securities (other than any Additional Securities) and the Subsidiary Guarantees;

(4)         Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) or (3) of this Section 4.03(b), including the 7% Senior Notes;

(5)         Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired, directly or indirectly, by the Parent (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired, directly or indirectly, by the Parent); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Parent would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.03(a);

(6)         Refinancing Indebtedness in respect of Coverage Indebtedness or of Permitted Indebtedness Incurred pursuant to clauses (3), (4) or (5) of this Section 4.03(b) or this clause (6);

(7)         Hedging Obligations Incurred in the ordinary course of business (and not for speculative purposes);

(8)         obligations in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, reclamation, statutory obligations, bankers’ acceptances, performance, bid, appeal, surety or similar bonds and letters of credit or completion and performance guarantees or equipment leases or other similar obligations provided or Incurred by the Parent or any Restricted Subsidiary in the ordinary course of business;

(9)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished with-in five Business Days of its Incurrence;

(10)        Indebtedness consisting of any Guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of the Parent or any of its Restricted Subsidiaries that was permitted to be Incurred by another provision of this Section 4.03; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee thereof shall be subordinated or pari passu, as applicable, to at least the same extent as the Indebtedness being Guaranteed;

(11)        Purchase Money Indebtedness Incurred to finance all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including acquisitions of Equity Interests), plant or equipment or other fixed or capital assets used or useful in the business of the Parent or any of its Restricted Subsidiaries or in a Related Business (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), or repairs, additions or improvements to such assets, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount outstanding at any time which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (i) $30 million and (ii) 2% of Consolidated Tangible Assets;

(12)        the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its other Restricted Subsidiaries of shares of Disqualified Stock or Preferred Stock; provided, however, that:

(A)         any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or Preferred Stock being held by a Person other than the Parent or any of its Restricted Subsidiaries; and

(B)         any sale or other transfer of any such Disqualified Stock or Preferred Stock to a Person that is not either the Parent or a Restricted Subsidiary of the Parent;

shall be deemed, in each case, to constitute an issuance of Disqualified Stock or Preferred Stock, as the case may be, by such Restricted Subsidiary that was not permitted by this clause (12);

(13)        Indebtedness to the extent that the net proceeds thereof are promptly deposited (and in no event more than five Business Days thereafter) to defease or to satisfy and discharge the Securities;

(14)        Indebtedness owed on a short-term basis to banks and other financial institutions Incurred in the ordinary course of business and arising in connection with Treasury Management Agreements;

(15)        Indebtedness arising from agreements of the Parent or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, Guarantees or similar obligations, in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary (other than Guarantees of Indebtedness Incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition); and

(16)        Indebtedness of the Parent or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding which, when taken together with all other Indebtedness of the Parent and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Coverage Indebtedness incurred pursuant to Section 4.03(a) above and Permitted Indebtedness Incurred pursuant to clauses (1) through (15) of this Section 4.03(b)) does not exceed $35 million.

(c)          For purposes of determining compliance with this Section 4.03:

(1)         any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Securities will be treated as Incurred on the Issue Date under clause (1) of Section 4.03(b) above;

(2)         in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will be permitted to classify (and may later reclassify) such item of Indebtedness (or any portion thereof) at the time of Incurrence (and in the case of a reclassification, only to the extent the reclassified item could be Incurred pursuant to the criteria at the time of such reclassification) in any manner that complies with this Section 4.03 and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

(3)         the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

(d)          For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

SECTION 4.04.         Limitation on Restricted Payments.

(a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to make a Restricted Payment unless at the time the Parent or such Restricted Subsidiary makes such Restricted Payment:

(1)         no Default shall have occurred and be continuing (or would result there-from);

(2)         after giving effect to such transaction on a pro forma basis, the Parent would be entitled to Incur an additional $1.00 of Coverage Indebtedness under Section 4.03; and

(3)         the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (excluding Restricted Payments permitted by clauses (1), (2), (4), (5), (6), (7), (9), (10) and (11) of paragraph (b) of this Section 4.04) would not exceed the sum of (without duplication):

(A)         50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2014 to the end of the most recent fiscal quarter or semiannual period for which financial statements are publicly available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)         100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Parent subsequent to the Issue Date (i) from the issuance or sale (other than an issuance or sale to a Subsidiary of the Parent and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees) of its Equity Interests (other than Disqualified Stock) or (ii) as a contribution to its common equity capital; plus

(C)         the amount by which Indebtedness of the Parent is reduced on the Parent’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Parent convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Parent (less the amount of any cash, or the fair value of any other property, distributed by the Parent upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Parent or any of its Restricted Subsidiaries from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Parent or to an employee stock ownership plan or a trust established by the Parent or any of its Subsidiaries for the benefit of their employees); plus

(D)         an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Parent or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Parent or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Parent or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(E)         50% of any cash dividends received by the Parent or any Restricted Subsidiary of the Parent after the Issue Date from an Unrestricted Subsidiary of the Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Parent for such period.

(b)          The provisions of Section 4.04(a) will not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made in exchange for, Equity Interests of the Parent (other than Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent contribution to the common equity capital of the Parent; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03 so long as (A) such new Indebtedness is (i) also Junior Indebtedness, (ii) unsecured to the extent such Junior Indebtedness was unsecured and (iii) if such Indebtedness was a Subordinated Obligation, subordinated to the Securities and any related Guarantees thereof, in each case at least to the same extent as such Junior Indebtedness so prepaid, redeemed, repurchased, acquired or retired, (B) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Junior Indebtedness being so prepaid, redeemed, repurchased, acquired or retired, (C) such new Indebtedness has an Average Life to maturity equal to or greater than the remaining Average Life to maturity of the Junior Indebtedness being so prepaid, redeemed, repurchased, acquired or retired and (D) the principal amount, including any accrued and unpaid interest, of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of such Junior Indebtedness being so redeemed, repurchased, acquired or retired, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing such Junior Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(3)         the payment of any dividend or distribution or consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at such date of declaration or notice such payment would have complied with Section 4.04(a) (including with respect to any such declaration prior to the Issue Date);

(4)         so long as no Default has occurred and is continuing, (i) the purchase, redemption or other acquisition of Equity Interests of the Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of any employment agreement, equity subscription agreement, stock option agreement or similar agreement or stock option plan and (ii) the purchase of Equity Interests of the Parent in connection with the award of restricted stock grants to employees or directors of the Parent or any of its Subsidiaries pursuant to the terms of any employment agreement or employee benefit plan to cover restricted shares granted pursuant to such contract or plan; provided, however, that the amount of such Restricted Payments under clauses (i) and (ii), in the aggregate, shall not exceed the greater of (i) $15 million and (ii) 2% of Consolidated Tangible Assets in any calendar year;

(5)         the declaration and payments of dividends or distributions on Disqualified Stock issued pursuant to Section 4.03(b)(12); provided, however, that, at the time of payment of such dividend or distribution, no Default shall have occurred and be continuing (or result therefrom);

(6)         repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other securities convertible into or exchangeable for Equity Interests of the Parent to the extent such repurchased Equity Interests represent a portion of the exercise price thereof or applicable withholding taxes, if any;

(7)         cash payments in lieu of the issuance of fractional shares in connection with the exercise of stock options, warrants or other securities convertible into or exchangeable for Equity Interests of the Parent; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04;

(8)         if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Junior Indebtedness of the Issuer or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Junior Indebtedness, plus any accrued and unpaid interest thereon, following the occurrence of a Change of Control or with the Excess Proceeds of one or more Asset Dispositions of assets that do not constitute Lenders Debt Collateral or with the Lenders Debt Excess Proceeds of one or more Asset Dispositions of assets that constitute Lenders Debt Collateral; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer (or a third party to the extent permitted by this Indenture) shall have made a Change of Control Offer, Asset Sale Offer or Lenders Debt Asset Sale Offer, as the case may be, with respect to the Securities as a result of such Change of Control or Asset Disposition, as the case may be, and shall have repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer, Asset Sale Offer or Lenders Debt Asset Sale Offer, as the case may be;

(9)         payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

(10)        the payment of any dividend or distribution by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;

(11)        other Restricted Payments in an aggregate amount not to exceed $75 million, so long as the Consolidated Total Debt Ratio as of the last day of the Parent’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which any such Restricted Payment is made would have been no greater than 2.50 to 1.00; and

(12)        if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of unsecured lines of credit of the Parent or any Restricted Subsidiary in an aggregate principal amount not to exceed $10.0 million.

SECTION 4.05.         Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Parent or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Issuer or any Guarantor, (b) make any loans or advances to the Parent or any of its Restricted Subsidiaries or (c) sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries, except in each case for such encumbrances or restrictions existing under or by reason of:

(1)         agreements in effect at or entered into on the Issue Date, including the Credit Agreement and the 7% Senior Notes Indenture, in each case, as in effect on the Issue Date;

(2)         this Indenture, the Securities and the Guarantees relating to the Securities;

(3)         applicable law, rule, regulation or order;

(4)         any agreement or instrument governing Equity Interests in a Restricted Subsidiary or relating to any Indebtedness Incurred by such Restricted Subsidiary, in each case, that was in existence on or prior to the date on which such Restricted Subsidiary was acquired, directly or indirectly, by the Parent (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired, directly or indirectly, by the Parent) and outstanding on such date;

(5)         any agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement or instrument referred to in Section 4.05(1) or (4) or this clause (5) or contained in any amendment, modification or supplement to, or restatement, renewal or replacement of, an agreement or instrument referred to in Section 4.05(1) or (4) or this clause (5); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or instrument or other amendment, modification, supplement, restatement, renewal or replacement are not materially more restrictive, taken as a whole, than those contained in such predecessor agreements or instruments;

(6)         any agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary pending the closing of such sale or disposition;

(7)         provisions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents for a joint venture and other similar agreements entered into in the ordinary course of business;

(8)         restrictions on cash, cash equivalents, marketable securities, investment grade securities or other deposits or net worth imposed by insurers, sureties, bonding companies, customers or lessors under contracts or leases entered into in the ordinary course of business;

(9)         Refinancing Indebtedness that is permitted to be incurred pursuant to Section 4.03; provided that the encumbrances and restrictions contained in the agreements or instruments governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements or instruments governing the Indebtedness being Refinanced and such Refinancing Indebtedness is incurred by the same entity that incurred the Indebtedness being refinanced;

(10)        any encumbrance or restriction contained in the terms of any Indebtedness Incurred pursuant to Section 4.03 if (i) such encumbrance or restriction applies only in the case of a payment default or a default with respect to a financial covenant under such Indebtedness, (ii) the encumbrances or restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date, or (iii) the aggregate amount of all such Indebtedness does not exceed $25 million;

(11)        customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(12)        customary nonassignment provisions in any contracts or licenses to the extent such provisions restrict the transfer of such contract or license or any rights or property thereunder;

(13)        any Liens permitted to be incurred pursuant to Section 4.10 that limit the right of the debtor to dispose of the assets subject to such Liens; and

(14)        purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased.

SECTION 4.06.         Limitation on Sales of Assets and Subsidiary Stock.

(a)          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition of assets that do not constitute Lenders Debt Collateral unless:

(1)         the Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2)         at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments;

(3)         to the extent that any consideration received by Parent, the Issuer or a Restricted Subsidiary in such Asset Disposition constitutes securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Securities; and

(4)         the Net Available Cash from any such Asset Disposition of Notes Priority Collateral is paid directly by the purchaser thereof to the Collateral Agent to be held in trust in an Asset Disposition Proceeds Account for application in accordance with this covenant.

Notwithstanding the foregoing provisions of the above paragraph, Parent, the Issuer and the Restricted Subsidiaries will not be required to cause any Net Available Cash to be held in an Asset Disposition Proceeds Account in accordance with clause (4) of the above paragraph except to the extent the aggregate Net Available Cash from all Asset Dispositions of Notes Priority Collateral which are not held in an Asset Disposition Proceeds Account, or have not been previously applied in accordance with the provisions of the following paragraphs relating to the application of Net Available Cash from Asset Disposition of Notes Priority Collateral, exceeds $10.0 million.

Within 365 days after the Parent’s, the Issuer’s or a Restricted Subsidiary’s receipt of any Net Available Cash from such Asset Disposition of assets that do not constitute Lenders Debt Collateral, the Parent, the Issuer or such Restricted Subsidiary, as the case may be, may apply such Net Available Cash, at its option, to:

(1)         make one or more offers to Holders of the Securities (and, at the option of the Issuer, the holders of Other Pari Passu Lien Obligations) to purchase the Securities (and such Other Pari Passu Lien Obligations) pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Sale Offer”), provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (1), Parent, the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if Parent, the Issuer or such Restricted Subsidiary shall so reduce any Other Pari Passu Lien Obligations, the Issuer will equally and ratably reduce Indebtedness under the Securities by making an offer to all Holders of the Securities to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Securities, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount;

(2)         make (a) an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Related Business; provided, further, that to the extent any such investment is made or assets are acquired with Net Cash Proceeds from Asset Dispositions of Collateral, such investment or assets shall be concurrently added to the Collateral securing the Securities;

(3)         make an investment in or acquire Replacement Assets; provided, that to the extent any such investment is made or assets are acquired with Net Cash Proceeds from Asset Dispositions of Collateral, such investment or assets shall be concurrently added to the Collateral securing the Securities; and/or

(4)         the extent such Net Available Cash is not from Asset Dispositions of Collateral, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer, a Guarantor or another Restricted Subsidiary.

Any Net Available Cash from Asset Dispositions covered by this Section 4.06(a) that is not invested or applied in accordance with the preceding paragraph within 365 days from the date of receipt will be deemed to constitute “Excess Proceeds”; provided that if during such 365-day period Parent, the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Available Cash in accordance with the requirements of clause (2) or (3) above after such 365th day, such 365-day period will be extended with respect to the amount of Net Available Cash so committed for a period not to exceed 180 days until such Net Available Cash is required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement). When the aggregate amount of Excess Proceeds exceeds $25.0 million, within 30 days thereof, the Issuer shall make an Asset Sale Offer to the Holders of the Securities (and, to the extent required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations) to purchase the maximum aggregate principal amount of Securities (and such Other Pari Passu Lien Obligations of the Parent, the Issuer or a Pledging Guarantor) that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds pursuant to and subject to the conditions contained in this Indenture. The Issuer shall purchase the Securities tendered pursuant to an offer by the Issuer for the Securities (and such Other Pari Passu Lien Obligations) at a purchase price of 100% of their principal amount (or, in the event such Other Pari Passu Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such Other Pari Passu Lien Obligations, such lesser price, if any, as may be provided for by the terms of such Other Pari Passu Lien Obligations) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within thirty days after the date that Excess Proceeds exceeds $25.0 million by mailing the notice required pursuant to this Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Securities and such Other Pari Passu Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the terms of this Indenture. If the aggregate principal amount of Securities or Other Pari Passu Lien Obligations surrendered by such Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Securities or such Other Pari Passu Lien Obligations tendered. Upon completion of such any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Parent, the Issuer or any Restricted Subsidiary has applied the Net Available Cash from any Asset Disposition of any Notes Priority Collateral as provided in, and within the time periods required by, this paragraph (a), the balance of such Net Available Cash, if any, from such Asset Disposition of Notes Priority Collateral shall be released by the Collateral Agent to the Issuer or such Restricted Subsidiary for use by the Issuer or such Restricted Subsidiary for any purpose not prohibited by the terms of this Indenture.

(b)        The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition of assets that constitute Lenders Debt Collateral unless:

(1)         Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2)         at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments; and

(3)         to the extent that any consideration received by Parent, the Issuer or a Restricted Subsidiary in such Asset Disposition constitutes securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Pledging Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Securities.

Within 365 days after the Parent’s, the Issuer’s or a Restricted Subsidiary’s receipt of any Net Available Cash from such Asset Disposition of assets that constitute Lenders Debt Collateral, the Parent, the Issuer or such Restricted Subsidiary, as the case may be, may apply such Net Available Cash, at its option, to:

(1)         permanently reduce (x) any Indebtedness under the Credit Agreement or any Indebtedness of the Issuer or a Guarantor that in each case is secured by a Lien on the Lenders Debt Collateral that is prior to the Lien on the Lenders Debt Collateral in favor of Holders of Securities or (y) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (and, in the case of revolving obligations under clauses (x) or (y), to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Issuer, a Guarantor or another Restricted Subsidiary;

(2)         make (a) an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Related Business; and/or

(3)         make an investment in Replacement Assets.

Any Net Available Cash from an Asset Disposition of Lenders Debt Collateral that is not invested or applied as provided in the immediately preceding paragraph within 365 days from the date of receipt shall be deemed to constitute “Lenders Debt Excess Proceeds”; provided that if during such 365-day period Parent, the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Available Cash in accordance with the requirements of clause (2) or (3) above after such 365th day, such 365-day period will be extended with respect to the amount of Net Available Cash so committed for a period not to exceed 180 days until such Net Available Cash is required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement). When the aggregate amount of Lenders Debt Excess Proceeds exceeds $25.0 million, the Issuer shall make an offer to the Holders of the Securities (and, to the extent required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations) (an “Lenders Debt Asset Sale Offer”), to purchase the maximum principal amount of Securities (and such Other Pari Passu Lien Obligations of the Parent, the Issuer or a Pledging Guarantor) that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Lenders Debt Excess Proceeds pursuant to and subject to the conditions contained in this Indenture. The Issuer shall purchase the Securities tendered pursuant to an offer by the Issuer for the Securities (and such Other Pari Passu Lien Obligations) at a purchase price of 100% of their principal amount (or, in the event such Other Pari Passu Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such Other Pari Passu Lien Obligations, such lesser price, if any, as may be provided by the terms of such Other Pari Passu Lien Obligations) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. The Issuer will commence a Lenders Debt Asset Sale Offer with respect to Lenders Debt Excess Proceeds within thirty days after the date that Lenders Debt Excess Proceeds exceeds $25.0 million by mailing the notice required pursuant to this Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Securities and such Other Pari Passu Lien Obligations tendered pursuant to a Lenders Debt Asset Sale Offer is less than the Lenders Debt Excess Proceeds, the Issuer may use any remaining Lenders Debt Excess Proceeds for general corporate purposes, subject to the terms of this Indenture. If the aggregate principal amount of Securities or Other Pari Passu Lien Obligations surrendered by such Holders thereof exceeds the amount of Lenders Debt Excess Proceeds, the Trustee shall select the Securities and such

Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Securities or such Other Pari Passu Lien Obligations tendered. Upon completion of such any such Lenders Debt Asset Sale Offer, the amount of Lenders Debt Excess Proceeds shall be reset at zero. Pending the final application of any Net Available Cash pursuant to clause (b) of this Section 4.06, the Parent, the Issuer or the applicable Restricted Subsidiary may apply such Net Available Cash temporarily to reduce the Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Available Cash in any manner not prohibited by the terms of this Indenture.

(c)         For the purposes of this Section 4.06, any sale by Parent, the Issuer or a Restricted Subsidiary of the Capital Stock of the Issuer or a Restricted Subsidiary that owns assets constituting Notes Priority Collateral or Lenders Debt Collateral shall be deemed to be sale of such Notes Priority Collateral or Lenders Debt Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Notes Priority Collateral and Lenders Debt Collateral a separate sale of each of such Notes Priority Collateral and Lenders Debt Collateral). In the event of any such sale (or a sale of assets that includes any combination of Notes Priority Collateral and Lenders Debt Collateral), the proceeds received by the Parent, the Issuer and the Restricted Subsidiaries in respect of such sale shall be allocated to the Notes Priority Collateral and Lenders Debt Collateral in accordance with their respective fair market values, which shall be determined by the Board of Directors of the Issuer or, at the Issuer’s election, an independent third party. In addition, for purposes of this Section, any sale by the Issuer or any Restricted Subsidiary of the Capital Stock of any Person that owns only Lenders Debt Collateral will not be subject to paragraph (a) above, but rather will be subject to paragraph (b) above.

(d)         For purposes of this Section 4.06, the following are deemed to be cash or Temporary Cash Investments:

(1)         any liabilities (as shown on Parent’s, the Issuer’s or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of Parent, the Issuer or any Restricted Subsidiary that have Pari Passu Lien Priority or superior Lien priority on the Collateral relative to the Securities, that are assumed by the transferee of any such assets and for which Parent, the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing;

(2)         any securities received by the Parent, the Issuer or any Restricted Subsidiary from such transferee that are converted by Parent, the Issuer or such Restricted Subsidiary, as the case may be, into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition; and

(3)         any Designated Non-Cash Consideration received by the Parent, the Issuer or any Restricted Subsidiary in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $30.0 million and (y) 3.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(e)         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer or Lenders Debt Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.07.     Limitation on Affiliate Transactions.

(a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Parent involving aggregate payments or consideration in excess of $2.5 million (an “Affiliate Transaction”) unless:

(1)         the terms of the Affiliate Transaction are no less favorable to the Parent or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)         if such Affiliate Transaction involves an amount in excess of $10 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Parent disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in Section 4.07(a)(1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Parent; and

(3)         if such Affiliate Transaction involves an amount in excess of $25 million, the Board of Directors of the Parent shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Parent and its Restricted Subsidiaries or is not less favorable to the Parent and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b)          The provisions of Section 4.07(a) will not prohibit:

(1)         transactions between or among the Parent and/or its Restricted Subsidiaries;

(2)         any Permitted Investment and any Restricted Payment permitted to be made pursuant to Section 4.04;

(3)         any employment agreement, indemnification agreement, consulting, service or termination agreement or similar arrangement, or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans, or other employee or compensation benefit plan, in each case (i) approved by the Board of Directors of the Parent or (ii) entered into or established in the ordinary course of business, but in the case of clause (ii) not to exceed $10 million in the aggregate;

(4)         the payment of reasonable fees to directors or managers, as applicable, of the Parent and its Restricted Subsidiaries who are not employees of the Parent or its Restricted Subsidiaries and the payment of customary indemnification to directors, managers, officers and employees of the Parent and its Restricted Subsidiaries;

(5)         any transaction with a Person (other than an Unrestricted Subsidiary of the Parent) which would constitute an Affiliate Transaction solely because the Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(6)         the issuance or sale of any Equity Interests (other than Disqualified Stock) of the Parent; and

(7)         any contributions to the capital of the Parent.

SECTION 4.08.     Limitation on Line of Business. The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Related Business.

SECTION 4.09.     Change of Control. Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)         that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)         the transaction or transactions constituting such Change of Control;

(3)         the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)         the instructions, as determined by the Issuer, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

The Issuer shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Section 5 of the Securities, unless there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control.

The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control or an Asset Disposition. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

SECTION 4.10.  Limitation on Liens. The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any of its property or assets (including Equity Interests of a Restricted Subsidiary), whether now owned or hereafter acquired, securing any Indebtedness (the “Initial Lien”), unless:

(1)         in the case of any Collateral, any Initial Lien if (i) such Initial Lien expressly has Junior Lien Priority on the Collateral relative to the Securities; or (ii) such Initial Lien is a Permitted Lien; and

(2)         in the case of any other asset or property, any Initial Lien if (i) the Securities are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Obligations) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

Any such Lien thereby created in favor of the Securities or any such Guarantee pursuant to clause (2) above shall be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Guarantee, upon the release, or termination and discharge, of such Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer to any Person not an Affiliate of the Parent of the property or assets secured by such Initial Lien, which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Collateral Agent may have on the proceeds from such sale.

SECTION 4.11.    Limitation on Sale/Leaseback Transactions. The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)        the Parent or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10;

(2)         the gross proceeds received by the Parent or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)         the Parent applies the proceeds of such transaction in compliance with Section 4.06.

SECTION 4.12.     Future Subsidiary Guarantors. If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) that is not then a Subsidiary Guarantor (i) incurs or guarantees any Indebtedness under the Credit Agreement, (ii) incurs any Indebtedness, or guarantees any Indebtedness incurred, pursuant to Section 4.03(a) or 4.03(b)(1) in an aggregate principal amount equal to or greater than $20 million or (iii) guarantees the 7% Senior Notes or (b) the Issuer otherwise elects to have any Restricted Subsidiary become a Subsidiary Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary, (x) within 10 Business Days of incurring or guaranteeing such Indebtedness, to execute and deliver to the Trustee a supplement to this Indenture and (y)(1) in the case of any Restricted Subsidiary of Parent organized in the United States, within 10 Business Days of incurring or guaranteeing such Indebtedness, or (2) in the case of any Restricted Subsidiary of Parent organized outside the United States that becomes a Pledging Guarantor, promptly (but in no event longer than 90 days) after incurring or guaranteeing such Indebtedness, execute and deliver to the Collateral Agent, Security Documents, or joinders to existing Security Documents to the extent applicable, and such other documentation described in Section 11.01, pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under this Indenture and pursuant to which such Restricted Subsidiary (other than the Swiss Guarantor) shall become a Pledging Guarantor under the applicable Security Documents and Intercreditor Agreement and take such other actions required pursuant to such Security Documents to create enforceable Liens on the assets and properties of such Pledging Guarantor that constitute Collateral and/or Material Real Property and to perfect (or the equivalent under applicable foreign law) the Liens created thereby, including the filing of Uniform Commercial Code, PPSA (Australia) and PPSA (Canada) financing statements or equivalent filings under applicable law to the extent applicable.

In addition, if after the Issue Date the EBITDA generated by, and/or the Consolidated Tangible Assets held by, the Issuer and the Guarantors as of the end of and for the most recently ended four consecutive fiscal quarter period for which financial statements are publicly available (such financial statements, the “Latest Financial Reports”) is less than 60% of the total EBITDA and/or the Consolidated Tangible Assets of Parent and its Restricted Subsidiaries for the period covered by such Latest Financial Reports, then the Issuer will cause one or more Restricted Subsidiaries that are not then Subsidiary Guarantors to become Subsidiary Guarantors within 60 days of delivery of the applicable Latest Financial Reports and otherwise pursuant to the same mechanisms set forth in the immediate preceding paragraph such that after giving pro forma effect to such new Subsidiary Guarantors, the Issuer and the Subsidiary Guarantors would have accounted for at least 60% of the total EBITDA and Consolidated Tangible Assets of Parent and its Restricted Subsidiaries for the period covered by and as of the date of the Latest Financial Reports.

SECTION 4.13.     Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating whether or not to the best of the knowledge of the signers thereof a Default occurred during such fiscal year. If a Default shall have occurred during such period, the Issuer shall deliver to the Trustee within 30 days after an Officer becoming aware of the occurrence thereof, a certificate describing the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA § 314(a)(4).

SECTION 4.14.     Further Instruments and Acts. Upon request of the Trustee, the Parent shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.15.     Additional Amounts.

(a)        All payments made under or with respect to the Securities or a Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature (including related penalties, additions to tax, interest and other liabilities) (“Taxes”) imposed or levied by or on behalf of the government of Australia or any other jurisdiction in which the Issuer or any Guarantor is organized or is otherwise resident or otherwise doing business for tax purposes or from or through which payment is made, or by, in each case, any political subdivision or taxing authority or agency thereof or therein (each, a “Relevant Taxing Jurisdiction”), unless the applicable withholding agent is required to withhold or deduct Taxes by law.

(b)         If the Issuer or any Guarantor or other applicable withholding agent is required by law to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction in respect of any payment made under or with respect to the Securities or any Guarantee, the Issuer or the applicable Guarantor shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder or beneficial owner of the Securities after such withholding or deduction (including any withholding or deduction attributable to the Additional Amounts) will not be less than the amount the holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)         any Taxes that would not have been so imposed but for:

(A)         the existence of any present or former connection between the holder or beneficial owner of such Securities and the Relevant Taxing Jurisdiction imposing such Taxes (including such holder or beneficial owner being or having been a national, domiciliary or resident of or treated as a resident thereof or engaged in a trade or business therein or having or having had a permanent establishment therein), other than any connection arising solely from the acquisition, ownership or disposition of the Securities, the receipt of payments under or with respect to such Securities or a Guarantee or the exercise or enforcement of rights under or with respect to the Securities or any Guarantee;

(B)         the presentation of such Security (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, or interest or premium, if any, on, such Security became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder or beneficial owner thereof would have been entitled to such Additional Amounts if it had presented such Security for payment on any date within such 30-day period; or

(C)         the failure of the holder or beneficial owner of the Security, following the written request of the Issuer or the relevant Guarantor addressed to the holder or beneficial owner, after reasonable notice, to comply with any certification, identification or other reporting requirement concerning nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the holder or beneficial owner of such Security if compliance is required by law, regulation or by an applicable income tax treaty to which the Relevant Taxing Jurisdiction is a party, as a precondition to exemption for, or reduction in the rate of deduction or withholding of, those Taxes, but only to the extent that the holder or beneficial owner is legally eligible to provide such certification or other evidence;

(2)         any Taxes which are Australian Withholding Tax in respect of any interest paid to an Offshore Associate of the Issuer;

(3)         any estate, inheritance, gift, sales, transfer or similar Tax;

(4)         any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any premium, interest or other amounts on, the Securities;

(5)         any Taxes imposed on or with respect to any payment under or with respect to a Security to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner directly held such Security, provided that there is no material cost or material commercial or legal restriction to transferring the Securities to the beneficiary, settlor, member or other beneficial owner;

(6)         any withholding or deduction in respect of Taxes imposed on a payment to an individual required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26th and 27th of 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(7)         any withholding or deduction of Tax that is imposed on a Security presented for payments by or on behalf of a holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Security to another paying agent in a member state of the European Union; and

(8)         any combination of items (1) through (7) above.

(c)          If the Issuer or any Guarantor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities or the relevant Guarantee, as applicable, the Issuer or such Guarantor, as applicable, will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Guarantor, as applicable, shall notify the Trustee promptly thereafter but in no event later than two Business Days prior to the date of payment) notice of payment in the form of an Officers’ Certificate. In either circumstance, the Officers’ Certificate must state that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to holders and beneficial owners on the relevant payment date.

(d)         The Issuer shall provide the Trustee with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid within 60 days of such payment. Copies of such documentation will be made available to the holders of the Securities, beneficial owners of the Securities or the Paying Agent, as applicable, upon request therefor.

(e)          Whenever there is mentioned, in any context, the payment of principal, interest, premium or any other amount payable on or with respect to any of the Securities, that reference shall be deemed to include payment of Additional Amounts provided for in this Section 4.15 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)          The Issuer and the Guarantors will pay any present or future stamp, court or documentary Taxes or any other excise, property or similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, issuance, delivery, enforcement or registration of the Securities, the Guarantees, this Indenture or any other related document or instrument, or any payments under or with respect to the Securities or the Guarantees, and the Issuer will indemnify the holders or the Trustee for any such taxes paid by the holders or the Trustee.

SECTION 4.16.      Covenant Suspension.

(a)         Beginning on the day of a Covenant Suspension Event and ending on a Reversion Date (such period, a “Suspension Period”), the Parent and the Restricted Subsidiaries will no longer be subject to the following Sections:

(1)         Section 4.03;

(2)         Section 4.04;

(3)         Section 4.05;

(4)         Section 4.06;

(5)         Section 4.07;

(6)         Section 4.08; and

(7)         Section 5.01(a)(3) and Section 5.01(b)(3).

(b)        On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 4.03(a) or (b) (to the extent such Indebtedness or Disqualified Stock or preferred stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or preferred stock would not be so permitted to be incurred or issued pursuant to Section 4.03(a) or (b), such Indebtedness or Disqualified Stock or preferred stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(4). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though such Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a)(3). As described above, however, no Default or Event of Default will be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Issuer or any of the Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date).

(c)         For purposes of determining compliance with Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amounts will be reset to zero.

(d)        During any Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

SECTION 4.17.      Impairment of Security Interest. The Issuer and the Pledging Guarantors shall not, and shall not permit any of their Restricted Subsidiaries to, (i) take or omit to take any action with respect to the Collateral that could reasonably be expected to have the result of affecting or impairing the security interest in the Collateral in favor of the Collateral Agent for the benefit of Noteholder Secured Parties or (ii) grant to any Person (other than the Collateral Agent for the benefit of the Noteholder Secured Parties and the holders of any other additional secured Obligations) any interest whatsoever in the Collateral, in each case except as provided for in this Indenture or the Security Documents.

SECTION 4.18.     Further Assurances. Subject to the applicable limitations in this Indenture and the Security Documents (including with respect to Excluded Assets and the Agreed Security Principles), the Issuer and the Pledging Guarantors, at their own expense, shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect (or the equivalent under applicable foreign law) the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, subject to the applicable limitations in this Indenture and the Security Documents (including with respect to Excluded Assets and the Agreed Security Principles), the Issuer and each Pledging Guarantor shall reasonably promptly secure the obligations under this Indenture, the Security Documents and the Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected (or the equivalent under applicable foreign law) security interests and Liens with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, debentures, deeds of trust and other instruments and documents.

SECTION 4.19.     Maintenance of Properties and Insurance.

(a)         Subject to, and in compliance with, the provisions of Article 11 and the provisions of the applicable Security Documents, the Issuer shall cause all material properties used or useful in the conduct of its business or the business of any of the Guarantors to be maintained and kept in good operating condition, repair and working order (ordinary wear and tear and casualty loss excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that the Issuer shall not be obligated to make such repairs, renewals, replacements, betterments and improvements to the extent the failure to do so would not result in a material adverse effect on the ability of the Issuer and the Guarantors to satisfy their obligations under the Securities, the Guarantees, this Indenture and the Security Documents.

(b)        The Issuer and the Guarantors will (i) take out and keep in force insurance (which may include self-insurance) as would a prudent business of its size conducting a similar business and having similar assets and (ii) cause the Collateral Agent to be named at all times as (A) lender’s loss payee or mortgagee, as its interest may appear, with respect to any insurance providing coverage in respect of any Collateral at Boart’s United States headquarters and any location having equipment and inventory Collateral in excess of $5.0 million (subject to the Intercreditor Agreement), and/or (B) additional insured with respect to any insurance providing general liability coverage with respect to the Issuer and Guarantors, and, in each case, use commercially reasonable efforts to cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent 30 days prior written notice before any such policy or policies shall be altered or canceled.

ARTICLE 5

Successor Company

SECTION 5.01.     Merger and Consolidation.

(a)        The Parent shall not consolidate with, merge or amalgamate with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)         either (i) the Parent is the surviving or continuing Person or (ii) the resulting, surviving or transferee Person, if not the Parent (the “Successor Parent”), shall be organized or existing under the laws of Australia or any State thereof, the United States, any State thereof or the District of Columbia, and the Successor Parent (if not the Parent) shall expressly assume, by an indenture supplemental thereto or by amendments, supplements or other instruments relating to the Security Documents and Intercreditor Agreement, executed and delivered to the Trustee and the Collateral Agent, all the obligations of the Parent under the Securities, this Indenture, the Security Documents and the Intercreditor Agreement;

(2)         immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Parent or any Subsidiary as a result of such transaction as having been Incurred by such Successor Parent or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)         immediately after giving pro forma effect to such transaction, the Successor Parent would either (i) be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03 or (ii) have a Consolidated Coverage Ratio not less than the Consolidated Coverage Ratio of the Parent immediately prior to such transaction;

(4)         the Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture (if any) and amendments, supplements or other instruments relating to the Security Documents and Intercreditor Agreement comply with this Indenture, the Security Documents and the Intercreditor Agreement;

(5)         to the extent any assets of the Person which is merged, amalgamated or consolidated with or into the Successor Parent are assets of the type which would constitute Collateral under the Security Documents, the Successor Parent will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture, any of the Security Documents or the Intercreditor Agreement and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(6)         the Collateral owned by or transferred to the Successor Parent shall: (a) continue to constitute Collateral under this Indenture, the Security Documents and the Intercreditor Agreement, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Securities, and (c) not be subject to any Lien other than Permitted Liens;

provided, however, that clauses (2) and (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Parent or (B) Parent merging with an Affiliate of Parent solely for the purpose and with the sole effect of reincorporating Parent in another jurisdiction.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent, which properties and assets, if held by the Parent instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Parent on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent.

The Successor Parent (if not the Parent) will be the successor to the Parent and shall succeed to, and be substituted for, and may exercise every right and power of, the Parent under this Indenture, the Security Documents and the Intercreditor Agreement, and the predecessor the Parent, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b)        The Issuer will not consolidate with, merge or amalgamate with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)         either (i) the Issuer is the surviving or continuing Person or (ii) the resulting, surviving or transferee Person, if not the Issuer (the “Successor Issuer”), shall be organized or existing under the laws of Australia or any State thereof, the United States, any State thereof or the District of Columbia, and the Successor Issuer (if not the Issuer) shall expressly assume, by an indenture supplemental thereto or by amendments, supplements or other instruments relating to the Security Documents and the Intercreditor Agreements, executed and delivered to the Trustee and the Collateral Agent, all the obligations of the Issuer under the Securities, this Indenture, the Security Documents and the Intercreditor Agreement;

(2)         immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer as a result of such transaction as having been Incurred by such Successor Issuer at the time of such transaction), no Default shall have occurred and be continuing;

(3)         immediately after giving pro forma effect to such transaction, the Successor Issuer would either (i) be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03 or (ii) have a Consolidated Coverage Ratio not less than the Consolidated Coverage Ratio of the Parent immediately prior to such transaction; and

(4)         the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture (if any) and amendments, supplements or other instruments relating to the Security Documents and the Intercreditor Agreement comply with this Indenture, the Security Documents and the Intercreditor Agreement;

(5)         to the extent any assets of the Person which is merged, amalgamated or consolidated with or into the Successor Issuer are assets of the type which would constitute Collateral under the Security Documents, the Successor Issuer will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture, any of the Security Documents or the Intercreditor Agreement and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(6)         the Collateral owned by or transferred to the Successor Issuer shall: (a) continue to constitute Collateral under this Indenture, the Security Documents and the Intercreditor Agreement, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Securities, and (c) not be subject to any Lien other than Permitted Liens;

provided, however, that clauses (2) and (3) will not be applicable to (A) a Restricted Subsidiary of the Issuer consolidating with, merging into or transferring all or part of its properties and assets to the Issuer or (B) the Issuer merging with an Affiliate of the Issuer solely for the purpose and with the sole effect of reincorporating the Issuer in another jurisdiction.

The Successor Issuer (if not the Issuer) will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, the Security Documents and the Intercreditor Agreement, and the Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(c)         Each Subsidiary Guarantor will not consolidate with, amalgamate or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)         either (i) such Subsidiary Guarantor is the surviving or continuing Person or (ii) the resulting, surviving or transferee Person (if not such Guarantor) shall be organized or existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of Australia or any State thereof, the United States, any State thereof or the District of Columbia, and such Person (if not such Guarantor) shall expressly assume, by a Guarantee Agreement and other applicable joinder documentation to the Security Documents and the Intercreditor Agreement, all the obligations of such Subsidiary Guarantor, if any, under its Subsidiary Guarantee (the “Successor Guarantor”); provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Parent or an Affiliate of the Parent), whether through a merger, amalgamation, consolidation or sale of Equity Interests or assets or (y) that, as a result of the disposition of all or a portion of its Equity Interests, ceases to be a Subsidiary, in both cases, if in connection therewith the Parent provides an Officers’ Certificate to the Trustee to the effect that the Parent shall comply with its obligations under Section 4.06 in respect of such disposition;

(2)         immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

(3)         the Parent delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such Guarantee Agreement, if any, and other applicable joinder documentation to the Security Documents and the Intercreditor Agreement comply with this Indenture, the Security Documents and the Intercreditor Agreement;

(4)         to the extent any assets of the Subsidiary Guarantor which is merged, amalgamated or consolidated with or into the Successor Guarantor are assets of the type which would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture, any of the Security Documents or the Intercreditor Agreement and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(5)         the Collateral owned by or transferred to the Successor Guarantor shall: (a) continue to constitute Collateral under this Indenture, the Security Documents and the Intercreditor Agreement, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Securities, and (c) not be subject to any Lien other than Permitted Liens.

The Successor Guarantor (if not the Issuer) will be the successor to such Subsidiary Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor and its Subsidiary Guarantee, and the Successor Guarantor, except in the case of a lease, shall be released from its obligations under its Subsidiary Guarantee, this Indenture, the Security Documents and the Intercreditor Agreement. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate solely for the purpose and with the sole effect of reincorporating such Subsidiary Guarantor in another jurisdiction without regard to compliance with clause (2) above, and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with, or transfer all or part of its properties and assets to, another Guarantor or the Issuer.

ARTICLE 6

Defaults and Remedies

SECTION 6.01.      Events of Default. Each of the following is an “Event of Default”:

(1)         a default in the payment of interest on the Securities when due, continued for 30 days;

(2)         a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)         the failure by the Parent or any of its Restricted Subsidiaries to comply with their obligations to consummate a purchase of the Securities when required by Section 4.09 and 5.01;

(4)         a default by the Parent or any of its Restricted Subsidiaries in the observance or performance of any other covenants or agreements contained in this Indenture, the Security Documents or the Securities which default continues for a period of 60 days after the Parent receives notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

(5)         Indebtedness of the Issuer, any Guarantor, the Parent or any of the Parent’s Significant Subsidiaries is not paid within any applicable grace period when due or is accelerated (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Parent or any of its Restricted Subsidiary of notice of any such acceleration) by the Holders thereof or pursuant to its terms because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25 million;

(6)         the Parent, the Issuer, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)         commences a voluntary case under any Bankruptcy Law;

(B)         consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law;

(C)         has a trustee, assignee, liquidator, provisional liquidator, administrator, custodian, controller, sequestrator, receiver, receiver and manager or similar official under Bankruptcy Law appointed to it or in respect of all or substantially all of its property;

(D)         makes a general assignment for the benefit of, or enters into a composition or arrangement with, its creditors;

(E)         generally is not paying its debts as they become due or otherwise admits in writing its inability to pay its debts as they become due; or

(F)         takes any comparable action to that set forth in clauses (6)(A) through (6)(E) of this Section 6.01;

but excluding any of the above for the purposes of a solvent reconstruction, amalgamation or winding up in connection with a transfer of assets solely to the Parent, the Issuer or any Guarantor or a members’ scheme of arrangement that does not result in the liquidation, provisional liquidation, winding-up or dissolution of the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (unless the assets of the Restricted Subsidiary are transferred to the Parent, the Issuer or a Guarantor);

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Parent, the Issuer or any of Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law;

(B)         appoints a receiver, receiver and manager, trustee, assignee, liquidator, provisional liquidator, administrator, custodian, controller, examiner, sequestrator or similar official under Bankruptcy Law of the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or in respect of all or substantially all of the property of the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C)         orders the liquidation, provisional liquidation, winding-up or dissolution of the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains in effect for a period of 60 consecutive days, and in relation to clauses (B) and (C), excluding any of the above clauses (B) and (C) for the purposes of a solvent reconstruction, amalgamation or winding up in connection with a transfer of assets solely to the Parent, the Issuer or any Guarantor or a members’ scheme of arrangement that does not result in the liquidation, provisional liquidation, winding-up or dissolution of the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a

Significant Subsidiary (unless the assets of the Restricted Subsidiary are transferred to the Parent, the Issuer or a Guarantor);

(8)          any final judgment or decree for the payment of money in excess of $25 million (net of any amounts covered by insurance provided by a creditworthy insurer as to which the insurer does not dispute coverage) is entered against the Parent or any of its Restricted Subsidiaries, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed;

(9)          any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee; or

(10)        any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $15.0 million shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the applicable Noteholder Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected (or the equivalent under applicable foreign law) first-priority security interest in and Lien on, all of the Notes Priority Collateral thereunder and a perfected (or the equivalent under applicable foreign law) second-priority security interest in and Lien on, all of the Lenders Debt Collateral thereunder) in favor of the Collateral Agent, for a period of 30 days after notice, or shall be asserted by the Issuer, Parent or any Subsidiary Guarantor to not be, a valid, perfected (or the equivalent under applicable foreign law), first-priority (in the case of the Notes Priority Collateral) or second-priority (in the case of the Lenders Debt Collateral) security interest in or Lien on the Collateral covered thereby (in each case, except as otherwise expressly provided in this Indenture, the Security Documents and the Intercreditor Agreement, except to the extent that any loss of perfection or priority results from the failure of the Collateral Agent or the Bank Collateral Agent to maintain possession of certificates actually delivered to it representing Equity Interests pledged under the applicable Security Documents).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (4) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Parent of the default and the Parent or any of its Restricted Subsidiaries do not cure such default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

SECTION 6.02.        Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or 6.01(7) with respect to the Parent or any of its Restricted Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or 6.01(7) of the Parent or any of its Restricted Subsidiaries occurs and is continuing, the principal of and interest on all the Securities and any redemption premium that would be owed pursuant to paragraph two of Section 5 of the Securities as if the Securities were being optionally redeemed on the date of such Event of Default and the maturity date of the Securities was October 1, 2018 will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.        Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Security Documents or the Intercreditor Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.        Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Securities by notice to the Trustee may, on behalf of all Holders of the Securities, waive an existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the principal of or interest on a Security, (b) a Default or Event of Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended or waived without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.        Control by Majority. Subject to the terms of the Intercreditor Agreement and the Security Documents, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Securityholder or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.        Limitation on Suits. Except as set forth in Section 6.07, no Holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:

(1)          the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)          the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)          such Holder or Holders offer and, if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer or provision of security or indemnity; and

(5)          the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Issuer expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07.        Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.        Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.        Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.        Priorities. Subject to the provisions of Intercreditor Agreement and the Security Documents with respect to any proceeds of Collateral, if the Trustee or the Collateral Agent collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee and the Collateral Agent for amounts due under Section 7.07;

Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;

Third: without duplication, to the Securityholders for any other Secured Notes Obligations owing to the Securityholders under this Indenture and the Securities and the other Notes Documents; and

Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court of competent jurisdiction in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12.        Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01.        Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, the Securities, the Security Documents and the Intercreditor Agreement and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)         The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)          this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)         Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

SECTION 7.02.        Rights of Trustee.

(a)          The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)          The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)          The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)           Unless otherwise specifically identified in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by the Issuer.

SECTION 7.03.        Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.        Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, any Security Document or the Intercreditor Agreement and it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the

Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.        Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

SECTION 7.06.        Reports by Trustee to Holders. As promptly as practicable after each December 15 beginning with the December 15 following the Issue Date, and in any event prior to February 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of December 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c). The Issuer agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

As promptly as practicable, upon the Parent’s request, the Trustee shall mail to each Securityholder any report received by the Trustee from the Issuer pursuant to Section 4.02.

SECTION 7.07.        Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 7.08.        Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(1)          the Trustee fails to comply with Section 7.10;

(2)          the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)          a receiver or other public officer takes charge of the Trustee or its property; or

(4)          the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.        Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.        Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of an Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.        Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.        Collateral Agent. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and all references herein to this Indenture were also references to the Security Documents.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01.        Discharge of Liability on Securities; Defeasance.

(a)          When the Issuer (1) delivers to the Trustee all outstanding Securities for cancellation or (2) all outstanding Securities not so delivered for cancellation (i) have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, (ii) will become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name and at the Issuer’s expense, and, in each such case under clause (2), the Issuer irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Securityholders, cash in U.S. dollars, U.S. Governmental Obligations, or a combination thereof, in amounts sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date, and if in either case the Issuer pays all other sums payable by it under this Indenture, then this Indenture shall be discharged and cease to be of further effect subject to Section 8.01(c).

(b)          Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (1) all of its and each Guarantor’s obligations under the Securities and this Indenture (“legal defeasance option”) or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.16, 4.17, 4.18 and 4.19 and Sections 11.01 and 11.02, the operation of Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Section 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries and Guarantors) and the limitation contained in Section 5.01(a)(3) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

For purposes of (and without limitation of) clause (1) above, exercise of the legal defeasance option means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Obligations represented by the Securities and the Guarantees, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.03 and the other sections of this Indenture referred to in Section 8.01(c), and to have satisfied all of their other obligations under the Securities, the Guarantees, this Indenture and the Security Documents except as set forth in Section 8.01(c).

For purposes of (and without limitation of) clause (2) above, exercise of the covenant defeasance option means that (i) the Issuer and the Guarantors shall be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.16, 4.17, 4.18 and 4.19 and Sections 11.01 and 11.02 with respect to the outstanding Securities on and after the date the conditions set forth in Section 8.02 are satisfied, (ii) the Securities shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes), (iii) the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under Section 6.1, and (iv) Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Section 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries and Guarantors) shall not constitute Events of Default and the limitation contained in Section 5.01(a)(3) shall no longer apply.

If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(4) (with respect to any Default by the Parent or any of its Restricted Subsidiaries with any of its obligations under the covenants referred to in clause (i) of the preceding paragraph), 6.01(5), 6.01(6), 6.01(7) , 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Section 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries and Guarantors) and the limitation contained in Section 5.01(a)(3). If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all of its obligations with respect to its Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)          Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.15, 7.07 and this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02.         Conditions to Defeasance. The Issuer shall be entitled to exercise its legal defeasance option or its covenant defeasance option only if:

(1)          the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2)          the Issuer delivers to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer expressing their opinion that the payments of principal and interest when due, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3)          no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(4)          the deposit does not constitute a default under any other material agreement (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) binding on the Issuer;

(5)          in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(6)          in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(7)          the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03.         Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04.        Repayment to the Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuer for payment as general creditors.

SECTION 8.05.        Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.        Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court of competent jurisdiction or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01.        Without Consent of Holders. (i) The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture and the Securities and (ii) the Issuer, the Pledging Guarantors and the Collateral Agent may amend or supplement any Security Document or the Intercreditor Agreement, in each case, without notice to or consent of any Securityholder:

(1)          to cure any ambiguity, omission, defect or inconsistency;

(2)          to provide for the assumption by a successor of the obligations of the Issuer or any Guarantor under this Indenture, the Security Documents or the Intercreditor Agreement;

(3)          to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(4)          to add Guarantees with respect to the Securities, including any Subsidiary Guarantees, to release any Guarantor from its Guarantee in accordance with the terms of this Indenture, or to add additional assets as Collateral;

(5)          to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(6)          to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not materially adversely affect the rights of any Holder of the Securities;

(7)          to conform the text of this Indenture, the Securities, the Guarantees, the Security Documents and the Intercreditor Agreement to any provision of the “Description of the secured notes” contained in the Offering Circular to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Securities, the Guarantees, the Security Documents and the Intercreditor Agreement;

(8)          to provide for the issuance of Additional Securities in accordance with the limitations set forth this Indenture;

(9)          to evidence and provide for the acceptance of appointment of a successor Trustee or Collateral Agent in accordance with the terms of this Indenture;

(10)          to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Securities; provided, however, that (a) compliance with this

Indenture as so amended would not result in the Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer the Securities;

(11)         to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Noteholder Secured Parties, as additional security for the payment and performance of all or any portion of the Secured Notes Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent for the benefit of the Noteholder Secured Parties pursuant to this Indenture, any of the Security Documents or otherwise;

(12)         to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or this Indenture;

(13)         to secure any Other Pari Passu Lien Obligations under the Security Documents; or

(14)         in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other Pari Passu Lien Obligations and Lenders Debt to the terms of the Intercreditor Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness are permitted under this Indenture.

After an amendment under this Section 9.01, any Security Document or the Intercreditor Agreement becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02.         With Consent of Holders.

(a)          The Issuer, the Guarantors, the Trustee and, in the case of the Security Documents and the Intercreditor Agreement, the Collateral Agent, may amend or supplement this Indenture, the Securities, the Security Documents and the Intercreditor Agreement with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and (subject to Sections 6.04 and 6.07) any Default or Event of Default or compliance with any provisions of this Indenture, the Securities, the Security Documents and the Intercreditor Agreement may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder of an outstanding Security affected thereby, an amendment, supplement or waiver may not, among other things:

(1)           reduce the amount of Securities whose Holders must consent to an amendment;

(2)          reduce the rate of or extend the time for payment of interest on any Security;

(3)          reduce the principal of or change the Stated Maturity of any Security;

(4)          change the provisions applicable to the redemption of any Security contained in Article 3 or paragraph 5 of the Securities;

(5)          make any Security payable in money other than that stated in the Security;

(6)          impair the right of any Securityholder to receive payment of principal of and interest on such Securityholder’s Securities on or after the due dates therefor (except a rescission of acceleration as described in Section 6.01) or to institute a suit for the enforcement of any payment on or with respect to such Securityholder’s Securities;

(7)          make any change in the amendment or waiver provisions that require each Securityholder’s consent;

(8)          make any change in the ranking or priority of any Security or lien subordination with respect to the Securities that would adversely affect the Securityholders; or

(9)          modify any Guarantee in any manner adverse to the Securityholders or release any Guarantee (other than in accordance with the terms of this Indenture).

(b)         Without the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding, no amendment, supplement or waiver may modify any Security Document, any Intercreditor Agreement or any provisions in this Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would adversely affect the Holders in any material respect or release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral.

(c)          The Intercreditor Agreement may be amended from time to time with the consent of the parties thereto as set forth in Section 7.4 of the Intercreditor Agreement. In addition, the Intercreditor Agreement and Security Documents may be amended from time to time at the sole request and expense of the Issuer, and without the consent of the Bank Collateral Agent and the Collateral Agent: (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Other Pari Passu Lien Obligations that are incurred in compliance with the Credit Agreement, this Indenture and the Security Documents, (B) to establish that the Liens on any Collateral securing such Other Pari Passu Lien Obligations shall be pari passu under the Security Documents and the Intercreditor Agreement with the Liens on such Collateral securing the Secured Notes Obligations, all on the terms provided for in the Security Documents and/or the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Lenders Debt Collateral securing such Other Pari Passu Lien Obligations to the extent required by the terms of such Other Pari Passu Lien Obligations, shall be junior and subordinated to the Liens on such Lenders Debt Collateral securing any Lenders Debt Obligations, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment.

It shall not be necessary for the consent of the Holders under this Section 9.02, any Security Document or the Intercreditor Agreement to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02, any Security Document or the Intercreditor Agreement becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.        Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.         Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder. An amendment, supplement or waiver becomes effective in accordance with its terms.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.        Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation as provided by the Issuer on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.        Trustee to Sign Amendments. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amended or supplemental indenture, the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.07.        Payment for Consent. Neither Parent nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities, any Security Document or the Intercreditor Agreement unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Guarantees

SECTION 10.01.       Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally on a senior secured basis (other than the Swiss Guarantor, which will provide a senior unsecured Guarantee), to each Holder, to the Trustee and to the Collateral Agent and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and (b) the full and punctual performance of all other obligations of the Issuer under this Indenture and the Securities, in each case subject to any applicable grace periods (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay in cash the sum of (A) the unpaid amount of such Guaranteed Obligations, and (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law).All other Guaranteed Obligations of the Issuer to the Holders will be promptly paid in full by the Guarantors jointly and severally in accordance with the terms hereof and thereof. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

Each Guarantor (to the extent permitted by law) waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.08, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02, 10.03 and 10.08, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Collateral Agent, the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02.       Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each U.S. Subsidiary that is a Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Further, the obligations of and/or the benefit of security granted under the Security Documents by a Non-U.S. Subsidiary that becomes a Subsidiary Guarantor after the Issue Date may be qualified, limited or restricted (including as to amount) in a manner and on terms substantially consistent with those set forth in the applicable Credit Facility (including the guarantee thereof by such Non-U.S. Subsidiary) or other relevant debt instrument giving rise to the obligation (as more completely set forth in Section 4.12) on the part of such Non-U.S. Subsidiary to provide such Subsidiary Guarantee and set forth in such Subsidiary Guarantee or Security Document.

SECTION 10.03.       Limitation on Enforcement of Subsidiary Guarantees Granted by Swiss Guarantor. If and to the extent that Boart Longyear Suisse Sàrl (or any future Subsidiary Guarantor incorporated or organized in Switzerland, each, a “Swiss Guarantor”) is liable under this Indenture or its Subsidiary Guarantee for obligations other than obligations of one of its subsidiaries (i.e., obligations of its direct or indirect parent companies (up-stream guarantee) or sister companies (cross-stream guarantee)) and that complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss corporate law then applicable (the “Restricted Obligations”), the following shall apply:

(a)          the aggregate liability of the Swiss Guarantor for Restricted Obligations shall be limited to the Available Amount (as defined below) at the time the Swiss Guarantor is required to perform under this Indenture or its Subsidiary Guarantee, provided that this is a requirement under applicable law at that time and further provided that such limitation shall not free the Swiss Guarantor from its obligations in excess thereof, but instead shall merely postpone the performance date therefor until such time as performance is again permitted notwithstanding such limitation;

(b)          for purposes of paragraph (a) above, “Available Amount” means the maximum amount of the Swiss Guarantor’s profits and reserves available for distribution under applicable Swiss law, presently being the amount equal to the positive difference between (1) the assets of the Swiss Guarantor and (2) the aggregate of the Swiss Guarantor’s (A) liabilities other than Restricted Obligations, (B) stated capital and (C) statutory reserves (gesetzliche Reserven) to the extent such reserves must be maintained by mandatory law;

(c)          immediately after having been requested to perform Restricted Obligations under this Indenture or its Subsidiary Guarantee, the Swiss Guarantor shall:

(1)           perform any Restricted Obligations which are not affected by the above limitations; and

(2)           in respect of any remainder, if and to the extent requested by the Trustee or required under then applicable Swiss law, provide the Trustee with an interim balance sheet audited by the statutory auditors of the Swiss Guarantor setting out the Available Amount and, immediately thereafter, pay the Available

Amount (less, if required, any Swiss Withholding Tax, as defined below) to the Trustee;

(d)          in respect of Restricted Obligations, the Swiss Guarantor shall:

(1)           if and to the extent required by applicable law in force at the relevant time:

(A)          subject to any applicable double tax treaties, deduct the Swiss Withholding Tax at the rate of 35 per cent (or such other rate as is in force at that time) from any payment made by it in respect of Restricted Obligations;

(B)          pay any such deduction to the Swiss Federal Tax Administration; and

(C)          notify and provide evidence to the security agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration; and

(2)          to the extent such deduction is made, not be required to gross-up, indemnify or otherwise hold harmless the holders of the Securities for the deduction of the Swiss Withholding Tax, notwithstanding anything to the contrary contained in this Indenture or the Guarantees, unless such payment is permitted under the laws of Switzerland then in force. The Swiss Guarantor shall use its best efforts to ensure that any person which is, as a result of a payment under this Indenture or the Subsidiary Guarantees, entitled to a full or partial refund of the Swiss Withholding Tax, will, as soon as possible after the deduction of the Swiss Withholding Tax, (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) pay to the Trustee upon receipt any amount so refunded;

(e)          the Swiss Guarantor shall, and the Parent shall procure that the Swiss Guarantor shall, take and cause to be taken all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under this Indenture or its Subsidiary Guarantees and the receipt of any confirmations from the Swiss Guarantor’s auditors, which may be required as a matter of Swiss mandatory law in force at the time it is required to make a payment or perform other obligations under this Indenture or its Subsidiary Guarantee in order to allow a prompt payment and performance of other obligations under this Indenture or its Subsidiary Guarantee; and

(f)          if the enforcement of Restricted Obligations would be limited due to the effects referred to above, then the Swiss Guarantor shall, to the extent permitted by applicable law, write up or realize any of its assets that are shown in its balance sheet with a book value that is lower than the market value of the assets; but in the case of realization, however, only if such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig).

For the purposes of this Section 10.03, the following definitions apply:

(1)         “Swiss Withholding Tax” means taxes imposed under the Swiss With-holding Tax Act.

(2)         “Swiss Withholding Tax Act” means the Swiss Federal Act on the With-holding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

SECTION 10.04.    Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05.    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.06.    Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.07.    Releases. A Subsidiary Guarantor will be automatically and unconditionally released from its obligations under this Article 10 (other than an obligation that may have arisen under Section 10.9):

(1)         upon the sale or other disposition (including by way of consolidation, merger or amalgamation) of such Subsidiary Guarantor (including the sale or disposition of Equity Interests of such Subsidiary Guarantor) following which such Subsidiary Guarantor is no longer a Subsidiary, or upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor, in each case other than to the Parent or an Affiliate of the Parent, which sale or disposition is made in compliance with the terms of this Indenture (including, without limitation, Sections 4.06 and 5.01(c));

(2)         upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary to the extent permitted by this Indenture;

(3)         if the Issuer exercises its legal defeasance option or its covenant defeasance option pursuant to Article 8;

(4)         if the Issuer exercises the full satisfaction and discharge of its obligations under this Indenture pursuant to Section 8.01; or

(5)         if such Subsidiary Guarantor (a) has been released or discharged from its obligations under the Credit Agreement and the 7% Senior Notes and (b) is not required at that time to guarantee the Securities as described in Section 4.12.

SECTION 10.08. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with AIFRS.

ARTICLE 11

Security

SECTION 11.01.     Security Documents; Additional Collateral.

(a)         Security Documents. In order to secure the due and punctual payment of the Secured Notes Obligations and any Other Pari Passu Lien Obligations, the Issuer, the Pledging Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of Section 4.12, Section 4.18 and this Article 11, will enter into the Security Documents. The Issuer shall, and shall cause each Pledging Guarantor to, and each Pledging Guarantor shall, make all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements, PPSA (Australia) financing statements and PPSA (Canada) financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements, PPSA (Australia) financing statements and PPSA (Canada) financing statements, as applicable) as are required by the Security Documents to maintain (at the sole cost and expense of the Issuer and the Pledging Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens, and with the priority required by the Security Documents.

(b)        After-Acquired Property. Promptly (but in any event within 90 days) following the acquisition by the Issuer or any Pledging Guarantor of any After-Acquired Property or a Subsidiary becoming a Pledging Guarantor, subject to the applicable limitations hereunder and in the Security Documents (including with respect to the Excluded Assets and the Agreed Security Principles), the Issuer or such Pledging Guarantor shall execute and deliver such mortgages, debentures, deeds of trust, security instruments, financing statements and certificates and opinions of counsel and, to the extent applicable, joinders to existing Security Documents, in each case as shall be reasonably necessary to vest in the Collateral Agent a perfected (or the equivalent under applicable foreign law) security interest in such After-Acquired Property with the priority required by the Intercreditor Agreement and to have such After-Acquired Property added to the Collateral and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect. Additionally, if the Issuer or any Pledging Guarantor creates any additional security interest upon any property or asset to secure any Lenders Debt after the Issue Date, it must concurrently grant a security interest (subject to Permitted Liens, including, to the extent applicable and prior to the Discharge of Bank Obligations (as defined in the Intercreditor Agreement), the first-priority lien in an Lenders Debt Collateral that secure the Lenders Debt Obligations) upon such property as security for the Secured Notes Obligations and any Other Permitted Pari Passu Lien Obligations with the priority required by the Intercreditor Agreement; provided that such Liens are subject to the provisions of the Intercreditor Agreement. In addition, in connection with any of the foregoing, to the extent required by any Security Document, the Issuer or Pledging Guarantor will execute and deliver to the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents (including certificates and surveys, as necessary) as necessary or advisable to grant to the Collateral Agent a Lien on such property (or, in the case of a new Pledging Guarantor, all of its assets constituting Collateral) subject to no Liens other than Permitted Liens, and take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable requirements of law and with the priority required by the Security Documents, including the filing of Mortgages, deeds of trust, financing statements or other instruments or documents in such jurisdictions as necessary or as may be reasonably requested by the Collateral Agent or as otherwise required by the Security Documents. The Issuer and each Pledging Guarantor shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as necessary to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties to the extent required by the Security Documents. If granting a security interest in such property requires the consent of a third party, the Issuer and the applicable Pledging Guarantor may not be required to obtain such consent with respect to the security interest for the benefit of the Collateral Agent on behalf of the Holders of the Securities and each other secured party under the Security Documents to the extent, in the case of Lenders Debt Collateral, such consent is not required to be obtained under the terms of the documents governing such Lenders Debt. If any required third party consent is not obtained, the Issuer or the applicable Pledging Guarantor will not be required to provide such security interest.

(c)         Lien on Real Property. Within 90 days after the acquisition of any real property constituting Collateral with a cost or book value in excess of $5.0 million by the Issuer or any Pledging Guarantor, the Issuer or such Pledging Guarantor shall provide the Collateral Agent (i) a mortgage or debenture duly executed and delivered by the applicable Pledging Guarantor, (ii) a title insurance policy for such property available in each applicable jurisdiction insuring the Lien of each such mortgage or debenture as a valid first priority Lien on the property described therein, free of any other Liens except as expressly permitted by the Security Documents, together with such endorsements, coinsurance and reinsurance in amounts at least equal to the insured value of such property, (iii) a completed Life-of-Loan Federal Emergency Management

Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Pledging Guarantor relating thereto) and if any improvements on any Mortgaged Property is designated as a “flood hazard area,” evidence of such flood insurance with a financially sound and reputable insurer in an amount at least equal to the insured value of the improvements on such property and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the applicable flood insurance laws, (iv) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property, (v) an opinion of local counsel for such Pledging Guarantor in the jurisdiction of such real property, addressed to the Collateral Agent and the other secured parties under the Security Documents and reasonably acceptable to the Collateral Agent and (vi) such fixture filings and other items (if any) as are reasonably necessary or appropriate to perfect the Collateral Agent’s Lien in such Collateral.

SECTION 11.02.     Information Regarding Collateral. The Issuer shall furnish to the Collateral Agent, with respect to the Issuer or any Pledging Guarantor, prompt (but in any event within 30 days after such change) written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation or chief executive office, (iii) identity or corporate structure, (iv) Organizational Identification Number or (v) jurisdictions in which the Collateral is located and where a new or amended filing of the type required in the following sentence would be required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected (or the equivalent under applicable foreign law) security interest in such Collateral. The Issuer and the Pledging Guarantors shall not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code, the PPSA (Australia), the PPSA (Canada) or equivalent filings under applicable law or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected (or the equivalent under applicable foreign law) security interest in all the Collateral. The Issuer shall promptly notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned. Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Issuer shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the Perfection Certificate (as defined in the U.S. Security Agreement) and/or the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

SECTION 11.03.      Recordings and Opinions.

(a)         To the extent applicable, the Issuer will cause TIA § 313(b), relating to reports, to be complied with. The Issuer shall not be required to comply with TIA § 314.

(b)         Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under this Indenture, the Security Documents and the Intercreditor Agreement in contravention thereof.

SECTION 11.04.     Releases of Collateral.

(a)         Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or the Intercreditor Agreement. In addition, upon the request of the Issuer pursuant to an Officers’ Certificate and Opinion of Counsel delivered to the Trustee and the Collateral Agent certifying that all conditions precedent hereunder have been met, the Issuer and the Pledging Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Secured Notes Obligations, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances:

(1)         in whole, as to all property subject to such Liens, upon:

(i)            payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Secured Notes Obligations under this Indenture, the Guarantees hereunder and the Security Documents as provided in Section 11.07;

(ii)            a legal defeasance or covenant defeasance under Section 8.01 of this Indenture; or

(iii)             discharge of this Indenture pursuant to Section 8.01;

(2)         in part, as to property: (a) that is sold, transferred or otherwise disposed of by the Issuer or any Pledging Guarantor (other than to the Issuer or another Pledging Guarantor) in a transaction not prohibited under Section 4.06 hereof, (b) that is owned by a Guarantor that is released from its Guarantee with respect to the Securities pursuant to the terms of this Indenture, concurrently with the release of such Guarantee or (c) becomes an Excluded Asset pursuant to a transaction permitted by this Indenture;

(3)         in part, as Excess Proceeds or Lenders Debt Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or an Lenders Debt Asset Sale Offer conducted in accordance with this Indenture; , concurrently with the release of such Excess Proceeds or Lenders Debt Excess Proceeds;

(4)         to the extent such Collateral is comprised of property leased to the Issuer or a Pledging Guarantor, upon termination or expiration of such lease;

(5)         to the extent such Collateral is owned by a Subsidiary that has been designated as an Unrestricted Subsidiary in accordance with this Indenture and the Liens thereon securing Lenders Debt Obligations have been released, upon designation of such Subsidiary as an Unrestricted Subsidiary and release of such Liens thereon securing Lenders Debt Obligations;

(6)         with the consent of the Holders of at least 75% of the aggregate principal amount of the Securities then outstanding and affected thereby (including, without limitation,

consents obtained in connection with a tender offer or purchase of, the Securities) in accordance with Section 9.02; or

(7)         as otherwise described in Article 9 hereof.

(b)        For the avoidance of doubt, prior to the Discharge of Bank Obligations (as defined in the Intercreditor Agreement) the Lien on the Collateral constituting Lender Debt Collateral created by the Security Documents securing the Secured Notes Obligations shall automatically be released and discharged under the circumstances set forth in, and subject to, Section 5.1 of the Intercreditor Agreement.

SECTION 11.05.     Form and Sufficiency of Release. In the event that the Issuer or any Pledging Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral (other than any such sale, exchange or other disposition that is to the Issuer or any Pledging Guarantor) that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Issuer or any Pledging Guarantor, and the Issuer or such Pledging Guarantor requests the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon being satisfied that the Issuer or such Pledging Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 11.04 (including certification from the Issuer pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent to such release have been met), the Collateral Agent shall, at the sole cost and expense of the Issuer, execute, acknowledge and deliver to the Issuer or such Pledging Guarantor such an instrument in the form provided by the Issuer (to the extent acceptable to the Collateral Agent, acting reasonably), and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of such release and shall take such other action as the Issuer or such Pledging Guarantor may reasonably request and as necessary to effect such release.

SECTION 11.06.    Possession and Use of Collateral. Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as the Trustee (or the Collateral Agent) has not exercised rights or remedies with respect to any of the Collateral in connection with an Event of Default that has occurred and is continuing, the Issuer and the Pledging Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than trust monies held by the Trustee, other monies or cash equivalents deposited pursuant to Article 8, and other than as set forth in the Security Documents, the Intercreditor Agreement and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than trust monies held by the Trustee, other monies in U.S. dollars, U.S. Governmental Obligations, or a combination thereof deposited pursuant to Article 8 and other than as set forth in the Security Documents, the Intercreditor Agreement and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not in any material respect impair the Lien of the Security Documents thereon, do not otherwise allow any Liens thereon other than Permitted Liens and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 11.07.    Release upon Termination of the Issuer’s Obligations. The Issuer and the Pledging Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon payment in full of all principal, premium, if any, interest on the Securities and of all other Secured Notes Obligations including for the payment of money due and owing to the Trustee, the Collateral Agent or the Holders, or upon compliance with the conditions precedent set forth in Article 8 for legal defeasance or covenant defeasance. Upon delivery by the Issuer to the Trustee and the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officer’s Certificate and Opinion of Counsel required by Article 8) prior to the release of such Collateral, the Collateral Agent shall forthwith take all necessary action (at the request of and the sole expense of the Issuer) to release and reconvey to the Issuer and the applicable Pledging Guarantors without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Issuer and the applicable Pledging Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

SECTION 11.08.     Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

SECTION 11.09.    Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

(a)         The Holders of Securities agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee under Article 7 hereof, including the compensation and indemnification provisions set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Collateral Agent). Furthermore, each holder of a Security, by accepting such Security, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the duties provided for in the Security Documents in each of its capacities thereunder.

(b)        Subject to the provisions of the Intercreditor Agreement, Section 7.01, Section 7.02, and the Security Documents, following and during the continuance of an Event of Default the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)         foreclose upon or otherwise enforce any or all of the Collateral;

(2)         enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(3)         collect and receive payment of any and all Secured Notes Obligations.

(c)         Subject to the Intercreditor Agreement and at the Issuer’s sole cost and expense, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Liens of the Collateral or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or the Trustee.

SECTION 11.10.     Authorization of Receipt of Funds by the Trustee and the Collateral Agent under the Security Documents. The Trustee and the Collateral Agent are authorized to receive any funds for the benefit of Holders distributed under the Security Documents or the Intercreditor Agreement to the Trustee or the Collateral Agent, to apply such funds as provided in this Indenture and the Intercreditor Agreement and to make further distributions of such funds in accordance with the applicable provisions of the Security Documents.

SECTION 11.11.    Powers Exercisable by Receiver or Collateral Agent. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or any Pledging Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Pledging Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 11.

SECTION 11.12.     Appointment and Authorization of Collateral Agent.

(a)         U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents and the Intercreditor Agreement, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and the Intercreditor Agreement and (i) to take action and exercise such powers and use such discretion as are expressly required or permitted hereunder and under the Security Documents and the Intercreditor Agreement and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers and discretion as are reasonably incidental hereto and thereto.

(b)         Notwithstanding any provision to the contrary elsewhere in this Indenture, the Intercreditor Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Intercreditor Agreement or any Security Document or otherwise exist against the Collateral Agent.

(c)         The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

(d)         Without limiting the powers of the Collateral Agent under this Indenture or the Security Documents, each of the Holders, the Trustee and the Collateral Agent acknowledges and agrees that the Collateral Agent shall, for the purposes of holding any security granted under the Security Documents pursuant to the laws of the Province of Québec to secure payment of bonds or any similar instruments (collectively, in this paragraph, the “Bonds”), be the holder of an irrevocable power of attorney (fondé de pouvoir), within the meaning of Article 2692 of the Civil Code of Québec, for all present and future Holders as well as holders and depositaries of the Bonds. Each of the Holders, the Trustee and the Collateral Agent constitutes, to the extent necessary, the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) in order to hold security granted under the Security Documents in the Province of Québec to secure payment of the Bonds. Each successor Holder, Trustee and successor to the Collateral Agent shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir). Furthermore, the Collateral Agent agrees to act in the capacity of the holder and depositary of the Bonds for the benefit of all present and future Holders. Notwithstanding the provisions of Section 32 of the Special Powers of Legal Persons Act (Québec), the Collateral Agent may acquire and be the holder of a Bond. The Issuer and each of the Guarantors acknowledge that each of the Bonds executed by it constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec. Notwithstanding the provisions of Section 12.09, the provisions of this paragraph shall be governed by the laws of the Province of Québec and the federal laws of Canada applicable therein.

SECTION 11.13.     Security Documents and Intercreditor Agreement. By their acceptance of the Securities, the Holders hereby authorize and direct the Trustee and Collateral Agent to execute and deliver the Security Documents and Intercreditor Agreement in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to the Security Documents or any Intercreditor Agreement, the Trustee and Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 12

Miscellaneous

SECTION 12.01.     Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Notwithstanding anything to the contrary, the Issuer shall not be required to comply with TIA § 314.

SECTION 12.02.    Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), sent by facsimile transmission or sent by overnight air courier guaranteeing next Business Day delivery, addressed as follows:

if to the Issuer or any Guarantor:

Boart Longyear Management Pty Limited

10808 South River Front Parkway, Suite 600

South Jordan, Utah 84095

Attention: General Counsel

Facsimile: (801) 977-3366

if to the Trustee or the Collateral Agent:

U.S. Bank National Association

170 South Main Street, Suite 200

Salt Lake City, Utah 84101

Attention: Global Corporate Trust Services

Facsimile: (801) 534-6013

The Issuer, any Guarantor, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

Any notice or communication mailed to a Securityholder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next Business Day delivery to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. As long as the Securities are Global Notes, notices to the Securityholders shall be given to the Depository, in accordance with its applicable policies as in effect from time to time.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Securities or the Security Documents, the Issuer shall furnish to the Trustee:

(1)         an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the Securities or the Security Documents relating to the proposed action have been complied with; and

(2)         an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, the Securities or the Security Documents shall include:

(1)         a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)         a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06.   When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the

Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07.    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08.     Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.09.     Governing Law; Waiver of Jury Trial.

(a)         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)         EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.10.    Consent to Jurisdiction. The Issuer and each of the Guarantors hereby irrevocably (1) submit to the exclusive jurisdiction of any United States federal or New York State court located in the Borough of Manhattan, the City of New York, New York in connection with any suit, action or proceeding arising out of, or relating to this Indenture, the Securities and the Guarantees or any transaction contemplated hereby or thereby and (2) designate and appoint Corporation Service Company, as its authorized agent for receipt of service of process in any such suit, action or proceeding.

SECTION 12.11.     No Recourse Against Others. No director, officer, manager or employee, as such, of the Issuer or any Guarantor will have any liability for any obligations of the Issuer or any Guarantor under the Securities, any Guarantee, this Indenture, any Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 12.12.    Successors. All agreements of the Issuer or any Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13.     Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.14.     Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.15.     Intercreditor Agreement Governs. Reference is made to the Intercreditor Agreement. Each Holder, by its acceptance of a Security, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, (c) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Holder and (d) authorizes and instructs the Trustee to enter into the Intercreditor Agreement, as Trustee. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to permit the incurrence of the Initial Securities and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

SECTION 12.16.    Appointment of Agent for Service of Process. The Issuer and each Guarantor hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against it by the Trustee, the Collateral Agent or the Holders with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Securities or the Guarantees, by serving a copy thereof upon Corporation Service Company, located at 80 State Street, Albany, New York 12207-2543.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Boart Longyear Management Pty Limited as the Issuer

Executed in accordance with section 127 of the Corporation Act 2001 by Boart Longyear Management Pty Limited

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Director

By:	/s/ Fabrizio Rasetti
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

Boart Longyear Limited as the Parent

Executed in accordance with section 127 of the Corporation Act 2001 by Boart Longyear Limited

By:	/s/ Richard T. O’Brien
	Name:	Richard T. O’Brien
	Title:	Director

By:	/s/ Fabrizio Rasetti
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

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[Boart Longyear Indenture Signature Page]

SUBSIDIARY GUARANTORS

Executed in accordance with section 127 of the Corporation Act 2001 by

Boart Longyear Australia Pty Limited Votraint No. 1609 Pty Limited

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Director

By:	/s/ Fabrizio Rasetti
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

Boart Longyear Manufacturing Canada Ltd.
Longyear Canada, ULC
Boart Longyear Company
Boart Longyear Manufacturing USA Inc.
Longyear Holdings, Inc.
Longyear TM, Inc.

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Treasurer

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[Boart Longyear Indenture Signature Page]

Boart Longyear Canada by its partners:

Boart Longyear Alberta Limited

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Treasurer

Longyear Canada, ULC

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Treasurer

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[Boart Longyear Indenture Signature Page]

Boart Longyear Suisse SÁrl

By:	/s/ Bernard H. Masters
	Name:	Bernard H. Masters
	Title:	Managing Officer

By:	/s/ Fabrizio Rasetti
	Name:	Fabrizio Rasetti
	Title:	Managing Officer

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Boart Longyear S.A.C.

By:	/s/ Fabrizio R. Rasetti
	Name:	Fabrizio R. Rasetti
	Title:	Director

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[Boart Longyear Indenture Signature Page]

Boart Longyear Chile Limitada,
Signed for Boart Longyear Chile
Limitada by its sole partners

Longyear Canada, ULC

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Treasurer

Executed in accordance with Section 127 of the Corporations Act 2001 by Votraint No. 1609 Pty Limited

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Director

By:	/s/ Fabrizio Rasetti
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

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[Boart Longyear Indenture Signature Page]

Boart Longyear
Comercializadora limitada,
Signed for Boart Longyear Comercializadora
Limitada by its sole partners

Longyear Canada, ULC

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Treasurer

Boart Longyear Company

By:	/s/ Frank Jamieson Clement
	Name:	Frank Jamieson Clement
	Title:	Treasurer

[Boart Longyear Indenture Signature Page]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Brandon Elzinga
	Name:	Brandon Elzinga
	Title:	Vice President

[Boart Longyear Indenture Signature Page]

RULE 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO SECURITIES

1.            Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Additional Securities” means Securities (other than the Initial Securities issued on the Issue Date) issued under and in compliance with the Indenture (including Sections 2.13, 4.03 and 4.10 thereof), as part of the same series as the Initial Securities issued on the Issue Date, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e)(i).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Securities” means $300,000,000 aggregate principal amount of 10.00% Senior Notes due 2018 issued on the Issue Date.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated September 20, 2013, among the Issuer, the Guarantors and J.P. Morgan Securities LLC, as representative for each Purchaser (as defined therein), and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuer, the Guarantors and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Restricted Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Securities” means the Initial Securities and any Additional Securities.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2           Other Definitions

Defined in
Term	Section
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“IAI Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)

2.             The Securities.

2.1           (a) Form and Dating. The Securities will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form numbered from A-1 and upward (collectively, the “Rule 144A Global Security”); Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities in fully registered form numbered from S-1 and upward (collectively, the “Regulation S Global Security”); and Securities thereafter transferred to IAIs in the manner described below shall be in the form of one or more permanent global Securities in definitive, fully registered form numbered from I-1 and upward (collectively, the “IAI Global Security”); and in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Security that are held by participants through Euroclear or Clearstream.

Beneficial interests in Regulation S Global Securities (only after the expiration of the Restricted Period) or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Regulation S Global Securities (only after the expiration of the Restricted Period) and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided; provided that the aggregate principal amount, as so adjusted, of all outstanding Global Securities and of all outstanding Definitive Securities shall equal the aggregate principal amount of all Securities then issued and outstanding.

(b)           Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)           Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2           Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $300,000,000 10.00% Senior Notes due 2018 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.02 of the Indenture, in each case upon written upon a written order of the Issuer signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Sections 4.03 and 4.10 of the Indenture.

2.3           Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)           to register the transfer of such Definitive Securities; or

(y)           to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)           if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)         if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)         if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or

(C)         if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuer so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)           Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)           certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Restricted Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and

(ii)           written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate, a new Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)           Transfer and Exchange of Global Securities.

(i)            The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)          In the event that Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)           Restrictions on Transfer of Regulation S Global Securities. During the Restricted Period, beneficial ownership interests in Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S and (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)           Depositary Procedures. Investors in the Rule 144A Global Securities who are participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Securities who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants. Upon issuance, the Issuer intends to deliver beneficial interests in the Regulation S Global Securities solely through Euroclear or Clearstream.

(f)           Legend.

(i)           Except as permitted by the following paragraphs (ii) and (iii), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form (the applicable legends below, the “Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY

BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each certificate evidencing a Security offered in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT

OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)           A beneficial interest in any Transfer Restricted Security may be exchanged by any holder thereof for a beneficial interest in a certificated security that does not bear the legend set forth above (“Unrestricted Security”), and rescind the restriction on the transfer of any such Transfer Restricted Security, if the exchange or transfer complies with the other applicable requirements set forth herein and the Registrar receives the following:

(A)         if the holder of such beneficial interest in a Transfer Restricted Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Security, a certificate from such holder reasonably acceptable to the Trustee; or

(B)         if the holder of such beneficial interest in a Transfer Restricted Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Security, a certificate from such holder reasonably acceptable to the Trustee;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and that the legends set forth above are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause at a time when an Unrestricted Security has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (f)(ii). Beneficial interests in an Unrestricted Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Security.

(g)           Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(h)           No Obligation of the Trustee

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4           Definitive Securities. (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing and any Holder of Securities or any beneficial interest therein requests that Definitive Securities be issued, or (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.

(b)           Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c)           Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(d)           In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuer expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT 1

to

RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED

INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP ______

No. _____	$_____

10.00% Senior Secured Notes due 2018

Boart Longyear Management Pty Limited (ABN 49 123 052 728), a corporation incorporated under the laws of Commonwealth of Australia, promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] Dollars on October 1, 2018.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

BOART LONGYEAR MANAGEMENT PTY LIMITED

Executed in accordance with section 127 of the Corporations Act 2001 by BOART LONGYEAR MANAGEMENT PTY LIMITED

By:
	Name:	Frank Jamieson Clement
	Title:	Director

By:
	Name:	Fabrizio Rasetti
	Title:	Director/Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies
that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

10.00% Senior Secured Note due 2018

1.           Interest

Boart Longyear Management Pty Limited (ABN 38 123 283 545), a corporation incorporated under the laws of the Commonwealth of Australia (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2014. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 27, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.           Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.           Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice.

4.           Indenture

The Issuer issued the Securities under an Indenture dated as of September 27, 2013 (the “Indenture”), among the Issuer, the Guarantors, the Trustee and the Collateral Agent.

The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed there-to in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general secured senior obligations of the Issuer. The Issuer shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Parent and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Issuer shall not be entitled to redeem the Securities.

At any time prior to October 1, 2016, the Issuer shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued at a redemption price (expressed as a percentage of principal amount) of 110.000%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings by the Parent; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held by the Parent and its Subsidiaries); and (2) each such redemption occurs within 90 days after the date of the closing of such Equity Offering.

Prior to October 1, 2018, the Issuer shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Issuer shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

The Issuer may, at its option, redeem all, but not less than all, of the then outstanding Securities at any time upon giving prior written notice to the Trustee and giving not less than 30 nor more than 60 days’ notice to the holders (which notice shall be irrevocable), at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and premium, if any, thereon to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if the Board of Directors of the Parent determines in good faith that (a) the Issuer has become obligated or on the occasion of the next interest payment date in respect of the Securities, will be obligated to pay Additional Amounts and (b) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(1)         any change in or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction, which change or amendment is publicly announced and becomes effective after the date of the Indenture (or, if a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction after the date of the Indenture, after such later date); or

(2)         any change in or amendment to the existing official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings of any Relevant Taxing Jurisdiction (including by virtue of a holding, judgment or order by a court of competent jurisdiction), which is publicly announced and becomes effective after the date of the Indenture (or, if a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction after the date of the Indenture, after such date).

The notice of redemption may not be given earlier than 180 days prior to the earliest date on which the Issuer, would be obligated to pay Additional Amounts and may not be given unless, at the time such notice is given, the obligation to pay Additional Amounts remains in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee (1) an officers’ certificate from the Parent and the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred and (2) an opinion of counsel or written advice of a qualified tax expert, such counsel or tax expert being from an internationally recognized law or accounting firm, that the Issuer has or will become obliged to pay Additional Amounts as a result of the circumstances referred to in clause (1) or (2) in the preceding paragraph. The Trustee shall accept the officers’ certificate and opinion or written advice as sufficient evidence of the satisfaction of the conditions precedent described above.

Any redemption and notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

6.	Notice of Redemption

The Issuer shall cause notices of redemption to be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. The Issuer will redeem Securities in denominations of $2,000 or less in whole and not in part. If any Security is to be redeemed in part only, the notice of redemption that relates to that Security will state the portion of the principal amount thereof to be redeemed. Securities called for redemption become due on the date fixed for redemption, subject to the satisfaction of conditions precedent, if any, set forth in the notice of redemption. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent prior to the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon the occurrence of a Change of Control, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Guarantors (other than the Swiss Guarantor, which will provide a senior unsecured Guarantee), to the extent and subject to the limitations set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of the Issuer’s and Guarantors’ obligations under the Securities, the Guarantees and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities, the Security Documents and the Intercreditor Agreement may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Without the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding, no amendment, supplement or waiver may modify any Security Document, any Intercreditor Agreement or any provisions in the Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would adversely affect the Holders in any material respect or release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of the Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Securities, the Security Documents or the Intercreditor Agreement to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor of the obligations of the Issuer or any Guarantor under the Indenture, the Security Documents or the Intercreditor Agreement, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, including Subsidiary Guarantees, or to release any Guarantor from its Guarantee, or to add additional assets as Collateral, or to add additional covenants or surrender rights and powers conferred on the Issuer or the Guarantors, or to make any change that would provide any additional rights or benefits to the Securityholders or that does not materially adversely affect the rights of any Securityholder, or to conform the text of the Indenture, the Securities, the Guaranties, the Security Documents and the Intercreditor Agreement to any provision of the “Description of the secured notes” contained in the Offering Circular to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Securities, and the Guarantees, the Security Documents and the Intercreditor Agreement, or to provide for the issuance of Additional Securities, or to evidence and provide for acceptance of appointment of a successor Trustee or Collateral Agent, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities, or to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Noteholder Secured Parties, as additional security for the payment and performance of all or any portion of the Secured Notes Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent for the benefit of the Noteholder Secured Parties pursuant to the Indenture, any of the

Security Documents or otherwise, or to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture, or to secure any Other Pari Passu Lien Obligations under the Security Documents, or, in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other Pari Passu Lien Obligations and Lenders Debt to the terms of the Intercreditor Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness are permitted under the Indenture.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase, upon acceleration or otherwise; (c) failure by the Parent or any of its Restricted Subsidiaries to comply with their obligations to consummate a purchase of the Securities when required in accordance with Section 4.09 or 5.01 of the Indenture; (d) failure by the Parent or any of its Restricted Subsidiaries to observe or perform any other covenants or agreements in the Indenture, the Securities or the Security Documents, in certain cases subject to notice and lapse of time; (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer, any Guarantor, the Parent or any of its Significant Subsidiaries if the amount accelerated (or so unpaid) exceeds $25.0 million; (f) certain events of bankruptcy, insolvency or reorganization with respect to the Parent, the Issuer, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or the Issuer; (g) certain final judgments or decrees for the payment of money in excess of $25.0 million (net of any amounts covered by insurance provided by a creditworthy insurer as to which the Issuer does not dispute coverage), entered against the Parent or any of its Restricted Subsidiaries, which remain outstanding for 60 days; (h) certain defaults with respect to Guarantees and (i) certain defaults with respect to the security interests created by the Security Documents with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $15.0 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture, the Securities, the Guarantees, the Security Documents or the Intercreditor Agreement except as provided in the Indenture, the Securities, the Guarantees, the Security Documents or the Intercreditor Agreement. The Trustee may refuse to enforce the Indenture, the Securities, the Guarantees, the Security Documents and Intercreditor Agreement unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or any Affiliate of the Issuer and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, manager or employee, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Securities, any Guarantee, the Security Documents, the Intercreditor Agreement or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Boart Longyear Management Pty Limited

10808 South River Front Parkway, Suite 600

South Jordan, Utah 84095

Attention: General Counsel

21.	Security

This Security will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Noteholder Secured Parties, in each case pursuant to the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Signature must be guaranteed	Notice:	To be executed by
an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

			Principal amount of	Signature of
	Amount of decrease	Amount of increase	this Global Security	authorized officer of
Date of	in Principal amount	in Principal amount	following such	Trustee or Securities
Exchange	of this Global Security	of this Global Security	decrease or increase	Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $_________________

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2

to

RULE 144A/REGULATION S/IAI APPENDIX

Form of

Transferee Letter of Representation

Boart Longyear Management Pty Limited

In care of

U.S. Bank National Association

170 South Main Street, Suite 200

Salt Lake City, Utah 84101

Attention: Corporate Trust Services

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $300,000,000 principal amount of the 10.00% Senior Secured Notes due 2018 (the “Securities”) of Boart Longyear Management Pty Limited (the “Issuer”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.           We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Issuer, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), (v) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:_________________,

by:__________________

EXHIBIT 3

to

RULE 144A/REGULATION S/IAI APPENDIX

Form of Certificate of Exchange

Boart Longyear Management Pty Limited

10808 South River Front Parkway, Suite 600

South Jordan, Utah 84095

Facsimile No.: (801) 977-3366

Attention: General Counsel

U.S. Bank National Association

170 South Main Street, Suite 200

Salt Lake City, Utah 84101

Facsimile: (801) 534-6013

Attention: Corporate Trust Services

Re: 10.00% Senior Secured Notes due 2018 of Boart Longyear Management Pty Limited (ABN 38 123 283 545)

(CUSIP [               ])

Reference is hereby made to the Indenture, dated as of September 27, 2013 (the “Indenture”), among Boart Longyear Management Pty Limited (ABN 38 123 283 545) (the “Issuer”), Boart Longyear Limited (the “Parent”), each of the Subsidiary Guarantors party thereto (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”, and together with the Parent, the “Guarantors”) and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Securities or interest in such Securities specified herein, in the principal amount of $____________ in such Securities or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Definitive Securities or Beneficial Interests in a Global Security for Unrestricted Security Definitive Security or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Global Security to beneficial interest in an Unrestricted Security Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Global Security for a beneficial interest in an Unrestricted Security Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Security Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Global Security to Unrestricted Security Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Global Security for an Unrestricted Security Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Definitive Security to beneficial interest in an Unrestricted Security Global Security. In connection with the Owner’s Exchange of a Definitive Security for a beneficial interest in an Unrestricted Security Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Definitive Security to Unrestricted Security Definitive Security. In connection with the Owner’s Exchange of a Definitive Security for an Unrestricted Security Definitive Security, the Owner hereby certifies (i) the Unrestricted Security Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Security Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Definitive Securities or Beneficial Interests in Global Securities for Definitive Securities or Beneficial Interests in Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Global Security to Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Global Security for a Definitive Security with an equal principal amount, the Owner hereby certifies that the Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Legend printed on the Restricted Security Definitive Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Definitive Security to beneficial interest in a Global Security. In connection with the Exchange of the Owner’s Definitive Security for a beneficial interest in the [CHECK ONE] ☐ 144A Global Security, ☐ Regulation S Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Legend printed on the relevant Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

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